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TABLE OF CONTENT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ZAYO GROUP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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Notice of Annual Meeting of Stockholders

November 6, 2018 7:30 a.m. (Mountain Time)	ZAYO GROUP HOLDINGS, INC. 1821 30th Street, Unit A Boulder, CO 80301

Items of Business

1.
Election of the three directors named in the proxy statement;

2.
Ratification of KPMG LLP as our independent registered public accounting firm;

3.
Advisory vote approving executive compensation;

4.
Approval of the adoption of an amendment to our Amended and Restated Certificate of Incorporation (the "Current Certificate") to phase out and eventually eliminate the classified structure of our Board of Directors;

5.
Approval of the adoption of an amendment to the Current Certificate to eliminate the supermajority voting requirement for amendments to the Current Certificate and for stockholder amendments to our Amended and Restated Bylaws (the "Current Bylaws");

6.
Approval of the adoption of an amendment to our Current Certificate to impose certain stock ownership limitations and transfer restrictions in connection with the Company's previously announced plan to consider conversion to a real estate investment trust;

7.
Approval of the adoption of an amendment to our Current Bylaws to eliminate the supermajority voting requirement for stockholder amendments to the Current Bylaws; and

8.
Transact such other business as may properly come before the meeting or any adjournment thereof.

Notice is hereby given that the 2018 Annual Meeting of Stockholders of Zayo Group Holdings, Inc. will be held virtually via live webcast on Tuesday, November 6, 2018, at 7:30 a.m. (Mountain Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo2018, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials.

Only stockholders of record at the close of business on September 7, 2018 are entitled to notice of, and to vote at, the virtual meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters in Boulder, Colorado and such list will be made available during our virtual meeting at www.virtualshareholdermeeting.com/zayo2018.

Your vote is important. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting.

By Order of the Board of Directors,

/s/ MATT STEINFORT	September 27, 2018

Matt Steinfort
Chief Financial Officer

Internet	Telephone	Mail	Virtual Meeting

Visit the Web site noted on your proxy card to vote via the Internet.	Use the toll-free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Attend the virtual meeting.

PROXY STATEMENT	1

Summary	1
Please Vote	2
Voting and Quorum, Abstentions and Broker Non-Votes	2
Required Votes	4
Revocation and Voting of Proxies	4
Proxy Solicitation	5
Attending the Virtual Annual Meeting	5
Voting Results	5
PROPOSAL 1. Election of Directors	6

PROPOSAL 2. Ratification of Appointment of Independent Registered Public Accounting Firm	11

PROPOSAL 3. Advisory Vote Approving Executive Compensation	13

PROPOSAL 4. Approval of the adoption of an Amendment to the Current Certificate to phase out and eventually eliminate the classified structure of our Board of Directors	14

PROPOSAL 5. Approval of the adoption of an Amendment to the Current Certificate to eliminate the supermajority voting requirement for amendments to the Current Certificate and for stockholder amendments to the Current Bylaws	16

PROPOSAL 6. Approval of the adoption of an Amendment to the Current Certificate to impose certain stock ownership limitations and transfer restrictions in connection with the Company's previously announced plan to consider conversion to a real estate investment trust	18

PROPOSAL 7. Approval of the adoption of an Amendment to the Current Bylaws to eliminate the supermajority voting requirement for stockholder amendments to the Current Bylaws	25

CORPORATE GOVERNANCE	26

Board Composition	27
Classified Board	27
Director Independence	27
Committees of the Board	27
Code of Ethics	32
Board Leadership Structure	32
Risk Oversight	32
Selection of Board Nominees	33
Director Qualifications	33
Stockholder or Other Interested Party Communications	34
Director Attendance	34
EXECUTIVE OFFICERS	35

COMPENSATION DISCUSSION AND ANALYSIS	36

Executive Summary	36
Compensation Philosophy	40
Executive Compensation Governance and Processes	41
Elements of Executive Compensation	43
Stock Ownership Guidelines	52
Pledging and Hedging of Company Securities	52
Risk Considerations in Compensation Programs	53
Summary Compensation Table	54
Compensation Committee Interlocks and Insider Participation	60
EQUITY COMPENSATION PLAN INFORMATION	61

COMPENSATION COMMITTEE REPORT	62

AUDIT COMMITTEE REPORT	63

i	2018 Proxy Statement

ii	2018 Proxy Statement

Proxy Statement

Summary

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Zayo Group Holdings, Inc. ("Zayo" or the "Company") for the Annual Meeting of Stockholders of the Company to be held virtually on Tuesday, November 6, 2018, at 7:30 a.m. (Mountain Time), and any adjournment or postponement thereof (the "Annual Meeting"). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo2018, where you will be able to listen to the meeting live, submit questions and vote online.

In this document, the words "Zayo," the "Company," "we," "our," "ours," and "us" refer only to Zayo Group Holdings, Inc. and not any other person or entity.

We are taking advantage of Securities and Exchange Commission ("SEC") rules that allow us to deliver proxy materials to our stockholders on the Internet. Under these rules, we are sending our stockholders a one-page notice regarding the Internet availability of proxy materials instead of a full printed set of proxy materials. Our stockholders will not receive printed copies of the proxy materials unless specifically requested. Instead, the one-page notice that our stockholders receive will tell them how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells our stockholders how to submit their proxy card on the Internet and how to request to receive a printed copy of our proxy materials. We expect to provide notice and electronic delivery of this proxy statement to such stockholders on or about September 27, 2018.

1	2018 Proxy Statement

PROXY SUMMARY

Please Vote

Whether or not you plan to attend the virtual annual meeting, we encourage you to vote promptly. A person giving a proxy has the power to revoke it. If you attend the virtual annual meeting, you may revoke your proxy and vote via the virtual meeting website.

Proposal		Board Voting Recommendation	Page Reference
Proposal No. 1	the election of the three directors named in this proxy statement	FOR	Page 5

Proposal No. 2	the ratification of KPMG LLP as our independent registered public accounting firm	FOR	Page 10

Proposal No. 3	an advisory vote approving executive compensation	FOR	Page 12

Proposal No. 4	approval of the adoption of an Amendment to the Current Certificate to phase out and eventually eliminate the classified structure of our Board of Directors	FOR	Page 13

Proposal No. 5	approval of the adoption of an Amendment to the Current Certificate to eliminate the supermajority voting requirement for amendments to the Current Certificate and for stockholder amendments to the Current Bylaws	FOR	Page 15

Proposal No. 6	approval of the adoption of an Amendment to the Current Certificate to impose certain stock ownership limitations and transfer restrictions in connection with the Company's previously announced plan to consider conversion to a real estate investment trust	FOR	Page 18

Proposal No. 7	approval of the adoption of an Amendment to the Current Bylaws to eliminate the supermajority voting requirement for stockholder amendments to the Current Bylaws	FOR	Page 20

Voting and Quorum, Abstentions and Broker Non-Votes

Only holders of record (the "Stockholders") of our common stock (the "Common Stock") as of the close of business on September 7, 2018 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At September 7, 2018 there were 246,469,980 shares of Common Stock outstanding. You may vote all shares owned by you as of the Record Date, including (i) shares held directly by you in your name as the Stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

2	2018 Proxy Statement

PROXY SUMMARY

Stockholder of Record.    If, on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you are entitled to vote in any one of the following ways:

Internet	Telephone	Mail	Virtual Meeting

Stockholders can vote on the Internet by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.
Stockholders can vote over the telephone using the toll-free telephone number obtained by accessing the website set forth in the instructions provided in the one-page notice regarding the Internet availability of proxy materials.
Stockholders can vote by mail after requesting a paper copy of the proxy materials, including a proxy card, by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.
Stockholders who choose to attend the virtual Annual Meeting can vote via the virtual meeting website by visiting www.virtualshareholdermeeting.com/zayo2018. You will need the 16-digit control number included on your notice of Internet availability of proxy materials in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

Beneficial Owner.    If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the voting power of the Common Stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against, or withholding authority or abstaining with respect to a particular matter.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked "abstain." A broker is entitled to vote shares held for a beneficial owner on "routine" matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the virtual Annual Meeting. All of the proposals presented at the Annual Meeting, other than the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019 ("Fiscal 2019"), are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

3	2018 Proxy Statement

PROXY SUMMARY

Required Votes

Directors will be elected by a plurality of the votes cast. This means that the nominees with the most votes will be elected. Votes may be cast for or withheld from a nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of the ratification of our selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2019. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes "against" this proposal. Because the ratification of our independent registered public accounting firm is considered a "routine" matter, brokers will be entitled to vote on the proposal at their discretion. Therefore, broker non-votes will have the same effect as a vote against the proposal.

The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the advisory vote on executive compensation. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes "against" the say-on pay proposal. Broker non-votes, however, will not be considered as entitled to vote on this proposal, and therefore, will have no effect on the outcome of this proposal.

The affirmative vote of the holders of 66 2/3% of the shares of Common Stock outstanding and entitled to vote thereon is required for approval of each of Proposals 4, 5, 6 and 7. Because they represent outstanding shares that are entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes "against" these proposals. Broker non-votes, however, will not be considered as entitled to vote on these proposals, and therefore, will have no effect on the outcome of these proposals.

To the extent any or all of Proposals 4, 5, and 6, which propose amendments to the Current Certificate, receive the requisite stockholder approval and are not otherwise abandoned by the Board, the Board intends to restate and integrate (but not further amend) the Current Certificate, as amended by such amendments, in order to incorporate such amendments into a single amended and restated certificate of incorporation.

Revocation and Voting of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof by (i) delivering to the Corporate Secretary of the Company a revocation of proxy, (ii) executing a new proxy bearing a later date, or (iii) attending and voting at the virtual Annual Meeting. Attendance at the virtual Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

All valid, unrevoked proxies will be voted as directed. If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted:

  •
  FOR the election of the three nominees named in this proxy statement for director of the Company;

  •
  FOR ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for Fiscal 2019;

  •
  FOR the non-binding advisory resolution to approve the compensation paid to our named executive officers for our fiscal year ended June 30, 2018 ("Fiscal 2018");

  •
  FOR the approval of the adoption of an amendment to our Current Certificate to phase out and eventually eliminate the classified structure of our Board of Directors;

  •
  FOR the approval of the adoption of an amendment to the Current Certificate to eliminate the supermajority voting requirement for amendments to the Current Certificate and for stockholder amendments to the Current Bylaws;

4	2018 Proxy Statement

PROXY SUMMARY

  •
  FOR the approval of the adoption of an amendment to our Current Certificate to impose certain stock ownership limitations and transfer restrictions in connection with the Company's previously announced plan to consider conversion to a real estate investment trust; and

  •
  FOR the approval of the adoption of an amendment to our Current Bylaws to eliminate the supermajority voting requirement for stockholder amendments to the Current Bylaws.

With respect to such other matters as may properly come before the Annual Meeting, votes will be cast in the discretion of the appointed proxies.

Proxy Solicitation

We are making this proxy solicitation both through the mail and Internet, although proxies may be solicited by personal interview, telephone, facsimile, letter, e-mail or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock.

Attending the Virtual Annual Meeting

Stockholders as of the Record Date are invited to attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/zayo2018. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials. The Annual Meeting will begin promptly at 7:30 a.m. (Mountain Time). Online check-in will begin at 7:25 a.m., (Mountain Time), and you should allow sufficient time for the online check-in procedures.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the "SEC") in a current report on Form 8-K within four business days of the Annual Meeting.

5	2018 Proxy Statement

Proposal 1. Election of Directors

It is proposed to elect the three directors nominated in this proxy statement to serve until the annual meeting of stockholders in 2021 and until successors shall have been duly elected and qualified. Proxies cannot be voted for more than three persons. Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted FOR the election of the persons listed for a term expiring in 2021.

Each of the nominees listed below has agreed to serve as a director of the company if elected. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees are unable to serve or for good cause will not serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy.

Nominees for Director with Term Expiring at the Annual Meeting of Stockholders in 2021

Dan Caruso

Director Since: 2007 Age:(1) 55

•

Chief Executive Officer

•

Chairman of the Board

Mr. Caruso brings to the Board extensive leadership experience and, as our cofounder, significant knowledge of the Company's business, strategy and industry.

Experience

Mr. Caruso is one of Zayo's co-founders and has served as Chief Executive Officer and Chairman of the Board since Zayo's inception in 2007. Between 2004 and 2006, Mr. Caruso was President and CEO of ICG Communications, Inc. ("ICG"). In 2004, he led a buyout of ICG and took it private. In 2006, ICG was sold to Level 3 Communications, Inc. ("Level 3"). Prior to ICG, Mr. Caruso was one of the founding executives of Level 3, and served as their Group Vice President from 1997 through 2003 where he was responsible for Level 3's engineering, construction, and operations organization and most of its lines of business and marketing functions at different times. Prior to Level 3, Mr. Caruso was a member of the MFS Communications Company, Inc. ("MFS Communications") senior management team. He began his career at Illinois Bell Telephone Company, a former subsidiary of Ameritech Corporation. He holds an MBA from the University of Chicago and a B.S. in Mechanical Engineering from the University of Illinois.

Don Gips

Director Since: July 2013 Age:(1) 58

•

Independent Director

•

Compensation Committee Member

•

Strategy Committee Member

Mr. Gips was appointed Director as a result of his extensive experience in the telecommunications industry.

Experience

Mr. Gips serves as a Partner at the Albright Stonebridge Group, as a Senior Advisor to the Blackstone Group, and as Venture Partner to Columbia Capital. He is a member of the boards of directors of Liquid Telecom, a privately-held company that provides data, voice and IP services in Africa, Omnispace, LLC, a privately-held global satellite provider, Black Rhino, a privately-held power development company based in Africa, and NextNav, a privately-held geolocation provider. He also serves on the board of the African Leadership University. From 2008 to 2016, Mr. Gips held several positions in the Obama Administration. He served as assistant to President Obama during the Presidential transition, ran the office of Presidential Personnel, and served as the United States Ambassador to South Africa from July 2009 until January 2013. From 1998 to 2008, Mr. Gips worked in the Clinton Administration as Chief Domestic Policy Advisor to Vice President Al Gore and as Chief of the International Bureau of the Federal Communications Commission. From 1998 to 2008, Mr. Gips was also Group Vice President of Global Corporate Development for Level 3. Before 1998, Mr. Gips was a management consultant to Fortune 500 companies at McKinsey & Company. Mr. Gips received an MBA from the Yale School of Management where he was recently honored as a Donaldson Fellow and received his undergraduate degree from Harvard University.

(1)
Age as of September 7, 2018.

6	2018 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Scott Drake

Director Nominee Age:(1) 51

•

Independent Director Nominee

Mr. Drake was nominated to be elected as a Director as a result of his extensive experience leading and serving as CEO and board member of publicly traded companies.

Experience

Scott Drake has served as President and CEO of ViewRay, Inc. (NASDAQ: VRAY), a medical device manufacturer, since July 2018. He previously served as President and Chief Executive Officer of medical device manufacturer, The Spectranetics Corporation (NASDAQ: SPNC) from 2011 to 2017. Prior to joining Spectranetics, Mr. Drake served as Senior Vice President, Operations, of DaVita, Inc. (NYSE: DVA), a leading U.S. provider of kidney care and dialysis. Previously, Mr. Drake spent 17 years in several leadership positions within numerous health care business units at Covidien. From 2006 to 2009, Mr. Drake was Global Business Unit President, Respiratory and Monitoring Solutions. He is Chairman of the Boards of AtriCure (NASDAQ: ATRC) and Just Right Surgical and serves on the board of directors of the Medical Device Manufacturers Association (MDMA). Mr. Drake graduated from the Miami University of Ohio with a Bachelor of Science in Business.

The following persons shall continue to serve as directors for the terms indicated:

Directors with Terms Expiring at the Annual Meeting of Stockholders in 2019

Rick Connor

Director Since: June 2010 Age:(1) 69

•

Independent Director

•

Audit Committee Chairman

Mr. Connor was appointed Director as a result of his extensive technical accounting and auditing background, knowledge of SEC filing requirements and experience with telecommunications clients.

Experience

Mr. Connor is retired. Prior to his retirement in 2009, he was an audit partner with KPMG LLP where he served clients in the telecommunications, media and energy industries for 38 years. From 1996 to 2008, he served as the Managing Partner of KPMG's Denver office. Mr. Connor is a member of the board of directors and Chairman of the audit committee of Antero Resources Corporation, an independent oil and natural gas corporation and Antero Resources Midstream Management LLC, the general partner of Antero Midstream Partners LP, a master limited partnership formed by Antero Resources Corporation. Mr. Connor is also a member of the board of directors and Chairman of the audit committee of Centerra Gold, Inc., a Toronto based gold mining company listed on the Toronto Stock Exchange. Mr. Connor earned his B.S. degree in accounting from the University of Colorado.

(1)
Age as of September 7, 2018.

7	2018 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Cathy Morris

Director Since: November 2017 Age:(1) 60

•

Independent Director

•

Audit Committee Member

•

Compensation Committee Chairman

Ms. Morris was appointed Director as a result of her extensive strategic, leadership, operational and financial experience in the technology area.

Experience

Ms. Morris serves as Senior Vice President and Chief Strategy Officer for Arrow Electronics,  Inc. ("Arrow"), a publicly-traded global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Ms. Morris leads strategic initiatives for Arrow, including global merger and acquisition activity. Ms. Morris has worked at Arrow for over 20 years in progressively senior roles including President of Arrow's Enterprise Computing Solutions segment, Vice President of North American Support Services Operations, Vice President of Finance and Support Services for the enterprise computing solutions business, and Vice President of Corporate Development. Ms. Morris came to Arrow through its acquisition of Anthem Electronics, where she was Vice President of Finance and Corporate Controller. Prior to joining Arrow, Ms. Morris held various financial leadership roles in the banking and manufacturing industries. From 2014 to 2015 she served as a member of the board of directors and chair of the audit committee for GrafTech International Holdings Inc., a manufacturing company listed on the New York Stock Exchange. She received her bachelor's degree in finance from Colorado State University and completed Harvard Business School's General Management Program.

Emily White

Director Since: April 2017 Age:(1) 40

•

Independent Director

•

Strategy Committee Member

Ms. White was appointed Director as a result of her extensive experience in entrepreneurship and her operational and leadership experience in the technology area.

Experience

From 2014 to 2015, Ms. White was the Chief Operating Officer at Snapchat, Inc., a photo messaging company listed on the NYSE. Prior to joining Snapchat, Ms. White held several key roles at Facebook, a social media corporation listed on NASDAQ, from 2010 to 2013, including Director of Local Business Operations, Director of Mobile Business Operations, and leader of business operations for Instagram. From 2001 to 2010, Ms. White worked at Google. Ms. White has served on the board of directors of Lululemon, a yoga outfitter listed on NASDAQ, since 2011 and the board of directors of Graco, Inc, a publicly traded fluid handling systems and components company listed on the New York Stock Exchange since 2018. She is an advisor and former board member of the National Center for Women in I.T. and is also a Board Adviser to Virgin Hyperloop One and VSCO, Inc. Ms. White received her B.A. in Art History from Vanderbilt University.

(1)
Age as of September 7, 2018.

8	2018 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Directors with Terms Expiring at the Annual Meeting of Stockholders in 2020

Phil Canfield

Director Since: July 2012 Age:(1) 50

•

Independent Director

•

Lead Director

•

Nominating & Governance Committee Chairman

Mr. Canfield was appointed Director as a result of his extensive experience in corporate finance and in the telecommunications industry.

Experience

Mr. Canfield is a Managing Director of private equity firm GTCR LLC ("GTCR") and co-heads GTCR's Technology, Media and Telecommunications investment team. Mr. Canfield joined GTCR in 1992 and is currently a Managing Director. From 1990 to 1992, Mr. Canfield worked in the Corporate Finance Department at Kidder, Peabody and Company. Since June 2017, Mr. Canfield has served on the board of directors of Cision Ltd., a global public relations and earned media software company and services provider listed on the New York Stock Exchange, and he currently serves on several private company boards. He holds an M.B.A. from the University of Chicago and a B.B.A. in finance with High Honors from the Honors Business Program at the University of Texas.

Steve Kaplan

Director Since: April 2017 Age:(1) 58

•

Independent Director

•

Audit Committee Member

•

Compensation Committee Member

Mr. Kaplan was appointed Director as a result of his extensive experience in entrepreneurship, corporate finance and compensation.

Experience

Since 2011, Mr. Kaplan has served as Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance at University of Chicago Booth School of Business ("Booth"). From 1999 to 2011, Mr. Kaplan served as Neubauer Family Professor of Entrepreneurship and Finance at Booth. From 1997 to 1999, Mr. Kaplan served as Leon Carroll Marshall Professor of Finance at Booth. In 2013, Mr. Kaplan also began teaching at the University of Chicago Law School, recognized in 2014 as the Thomas Cole Distinguished Visiting Professor Chair. During his tenure at University of Chicago, he has served as the Faculty Director of Chicago Booth's Polsky Center for Entrepreneurship and Innovation and as Research Associate at the National Bureau of Economic Research. In 1997, Mr. Kaplan helped to start Booth's business plan competition, the New Venture Challenge, which has spawned over 180 companies. Mr. Kaplan currently serves on the board of directors and is chairman of the compensation committee of Morningstar, Inc., a provider of independent investment research in North America, Europe, Australia, and Asia listed on NASDAQ, since 1999. He also served on the board of trustees of the Columbia Acorn Funds until December 2016 and served on the board of directors of Accretive Health, Inc. (now R1 RCM Inc.) from 2004 to 2015. Mr. Kaplan earned his PhD in Business Economics from Harvard University and an AB in Applied Mathematics and Economics from Harvard College.

(1)
Age as of September 7, 2018.

9	2018 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Linda Rottenberg

Director Since: May 2014 Age:(1) 49

•

Independent Director

•

Nominating & Governance Committee Member

•

Strategy Committee Member

Ms. Rottenberg was appointed Director as a result of her extensive experience in entrepreneurship, innovation, business development and leadership.

Experience

Ms. Rottenberg is co-founder and Chief Executive Officer of Endeavor Global, Inc., a global entrepreneurship movement founded in 1997. Ms. Rottenberg also leads Endeavor Catalyst LP Funds I and II, funds that invest in Endeavor Entrepreneurs. Ms. Rottenberg also serves on the board of directors of Globant SA, a digitally native technology services company listed on the NYSE, and privately-held online ordering platform Olo. Ms. Rottenberg earned a law degree at Yale Law School and a bachelor's degree from Harvard University.

(1)
Age as of September 7, 2018.

Recommendation of the Board

FOR	☑	The Board recommends a vote FOR the nominees for director named above.

10	2018 Proxy Statement

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2019. Services provided to the Company by KPMG LLP in Fiscal 2018 and the fiscal year ended June 30, 2017 ("Fiscal 2017") are described below.

The Company is asking its stockholders to ratify the selection of KPMG LLP as its independent registered public accounting firm. Although ratification is not required by the Company's bylaws or otherwise, the Board is submitting the selection of KPMG LLP to its stockholders for ratification as a matter of good corporate practice.

A representative of KPMG LLP will be present at the virtual Annual Meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from our stockholders.

Audit Fees

In connection with the audit of the Fiscal 2018 consolidated financial statements, the Company entered into an engagement agreement with KPMG LLP, which set forth the terms by which KPMG LLP agreed to perform audit services for the Company.

Set forth below is information relating to the aggregate fees paid to KPMG LLP for professional services rendered for Fiscal 2018 and Fiscal 2017, respectively.

	Fiscal 2018	Fiscal 2017
	(in millions)
(1) Audit fees	$3.7	$4.4
(2) Audit-related fees	$0.3	—
(3) Tax fees	$0.1	$0.3
(4) All other fees	—	—

For the purposes of the preceding table, the professional fees are classified as follows:

  •
  Audit fees — These are the aggregate fees billed for the fiscal years shown for professional services performed by KPMG LLP for the audit of the Company's consolidated financial statements for that year, comfort letters, consents and reviews of interim/quarterly financial information.

  •
  Audit-related fees — These are fees billed for assurance and related services and foreign statutory audits that are traditionally performed by our independent certified public accounting firm.

  •
  Tax fees — These are fees billed for all professional services by professional staff of our independent registered public accounting firm's tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals; tax advice related to mergers, acquisitions and dispositions; and requests for rulings or technical advice from taxing authorities.

It is the policy of the Audit Committee, as set forth in the Audit Committee's Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and permissible non-audit services provided to the Company by its independent registered public accounting firm. The Audit Committee has

11	2018 Proxy Statement

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

established policies and procedures for the pre-approval of audit, audit related, tax and permissible other services to be provided to the Company by its independent registered public accounting firm. The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum of $100,000 per engagement, per additional category of services or in excess of pre-approved budgeted levels for the specified service, provided that the chair shall report any decisions to pre-approve services and fees to the full Audit Committee at its next regular meeting. The Company provides quarterly reporting to the Audit Committee regarding services performed by and fees paid to its independent registered public accounting firm. Audit fees for Fiscal 2018 and 2017 included $0.0 million and $0.3 million, respectively, for services related to SEC filings, including comfort letters and consents. All fees listed in the table above were pre-approved by the Audit Committee.

Recommendation of the Board

FOR	☑	The Board recommends that stockholders vote FOR ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for Fiscal 2019.

In the event that the Company's stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

12	2018 Proxy Statement

Proposal 3. Advisory Vote Approving Executive Compensation

In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with the opportunity to make a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the SEC.

The Company asks that you indicate your support for our executive compensation policies and practices as described in "Compensation Discussion and Analysis," and the accompanying tables and related disclosures in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, and the policies and practices described in this proxy statement. Your vote is advisory and so will not be binding on the Compensation Committee or the Board. However, the Board will review the voting results and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal will be required for approval.

We believe that our compensation philosophy and program design are essential elements of our culture and have led to our success in delivering returns for our shareholders. Our unique program provides us with a competitive advantage in successfully attracting talent in an industry that includes publicly traded communication infrastructure companies as well as organizations backed by private investment capital. Accordingly, the following distinctive elements of our executive compensation program support our company strategy:

  •
  Our fundamental premise of delivering industry-leading returns for shareholders and appropriately sharing incremental value created with our executives and employees.

  •
  Our extensive reliance on equity-based pay to align executive pay with shareholder value creation.

  •
  Our strict use of financial and market return performance criteria as determinants of both cash bonuses and earned stock grants.

Further, we do not believe that our executive compensation program encourages our management to take excessive risks.

The Board encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement, including the Compensation Discussion and Analysis beginning on page 36, which provides detailed information on the compensation of our named executive officers.

Recommendation of the Board

FOR	☑	The Board Recommends that stockholders vote FOR the below resolution.

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion."

13	2018 Proxy Statement

Proposal 4. Approval of the adoption of an Amendment to our Amended & Restated Certificate of Incorporation to phase out and eventually eliminate the classified structure of our Board of Directors

Upon careful consideration, our Board voted to approve and declare advisable, and to recommend to our stockholders that they approve the adoption of, an amendment to Section 5.2 of the Amended & Restated Certificate of Incorporation of the Company currently in effect (the "Current Certificate"), which will phase out and eventually eliminate the classified structure of our Board of Directors (the "Declassification Amendment").

The complete text of the Declassification Amendment is included in Exhibit A hereto. The description in this proposal is qualified in its entirety by reference to the complete text provided in Exhibit A hereto.

Declassification of the Board

General.    We are asking you to approve the adoption of the Declassification Amendment to eliminate the classified structure of our Board. If approved, the Declassification Amendment will provide for all directors elected by the stockholders after this Annual Meeting to be elected for one-year terms.

Our Current Certificate divides the Board into three classes, with directors of each class being elected to serve three-year terms. This creates the staggered, or "classified," board structure that has been in effect since we became a publicly traded company in 2014.

The Declassification Amendment would amend Section 5.2 of the Current Certificate to phase-out our Board's classified structure and eliminate that classified structure entirely by the annual meeting of stockholders in 2021. If the Declassification Amendment is adopted, then each director who stands for reelection at and after the 2019 annual meeting of stockholders will be elected for a one-year term, expiring at the next year's annual stockholder meeting. As a result, assuming the Declassification Amendment is approved, the Board structure will be completely declassified at the 2021 annual meeting of stockholders when the Directors standing for reelection at this Annual Meeting have completed their final three-year term.

Purpose of the Declassification Amendment.    In making its determination, the Board considered arguments in favor of and against continuation of the classified board and determined that it is in the Company's best interests to propose to declassify its Board. In its review, the Board considered the advantages of maintaining the classified Board structure, including that a classified Board structure promotes Board continuity and stability and encourages a long-term perspective by company management, because a majority of directors will always have experience as directors of the Company. Classified boards also provide protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board in a single year. While the Board continues to believe that these are important considerations, the Board also considered potential advantages of declassification, including the ability of stockholders to evaluate directors annually. Annually elected boards are perceived by many institutional stockholders as increasing the accountability of directors to such stockholders. Lastly, our management also engaged directly with many of our largest shareholders to get their perspectives and the feedback was uniformly positive and supportive of the declassification of the Board. After carefully weighing all of these considerations, the Board approved and declared advisable the proposed Declassification Amendment and recommended that the stockholders approve the adoption of the Declassification Amendment by voting in favor of this proposal.

If our stockholders do not approve this proposal, then our classified Board structure will continue to be effective until the Current Certificate is otherwise amended to eliminate the classified Board.

14	2018 Proxy Statement

PROPOSAL 4. APPROVAL OF THE ADOPTION OF AN AMENDMENT TO OUR AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO PHASE OUT AND EVENTUALLY ELIMINATE THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS

Vote Required; Effect of Voting

Approval of the Declassification Amendment requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of Common Stock outstanding and entitled to vote thereon. If the Declassification Amendment is approved, then it will become effective upon filing an amendment to the Current Certificate with the Delaware Secretary of State, which filing the Company expects to make promptly after the Annual Meeting, assuming the Declassification Amendment is approved by stockholders.

The Board may abandon the Declassification Amendment, notwithstanding approval of the adoption of the Declassification Amendment by the stockholders and without further action by the stockholders, at any time prior to the effectiveness of the filing of the Declassification Amendment with the Delaware Secretary of State.

Recommendation of the Board

FOR	☑	The Board Recommends that stockholders vote FOR the approval of the Declassification Amendment.

15	2018 Proxy Statement

Proposal 5. Approval of the adoption of an amendment to the Current Certificate to eliminate the supermajority voting requirement for amendments to the Current Certificate and for stockholder amendments to the Amended and Restated Bylaws of the Company

Upon careful consideration, our Board voted to approve and declare advisable, and to recommend to our stockholders that they approve the adoption of, an amendment to Section 9.1 and Section 9.2 to the Current Certificate, which will eliminate the supermajority voting requirement for certain amendments to the Current Certificate and for stockholder amendments to the Amended and Restated Bylaws of the Company, respectively (the "Current Bylaws" and such amendment, the "Supermajority Amendment").

The complete text of the Supermajority Amendment is included in Exhibit B hereto. The description in this proposal is qualified in its entirety by reference to the complete text provided in Exhibit B hereto.

Eliminate Supermajority Voting Requirement for Amendments to the Current Certificate and Current Bylaws

General.    The Current Certificate requires the affirmative vote of the holders of 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, in order to adopt certain amendments thereto and for stockholders to amend the Current Bylaws. If the supermajority voting requirement is eliminated, amendments to the Company's certificate of incorporation that would have required supermajority stockholder approval under the Current Certificate will instead require approval of the holders of a majority of the voting power of all of the shares of Common Stock outstanding and entitled to vote thereon, which is required by applicable law, and stockholder amendments to the Current Bylaws will instead require approval of the holders of a majority of the voting power of all of the shares of Common Stock outstanding and entitled to vote thereon, voting together as a single class.

Purpose of the Amendment.    After evaluation, the Board has determined that, while the current supermajority voting requirements imposed by the Current Certificate are designed to ensure that interests of all stockholders are fully protected, the Board recognizes that there are different perspectives on this matter and compelling arguments for the elimination of supermajority voting requirements to amend a company's charter and bylaws, including growing sentiment that the elimination of such a provision provides stockholders greater ability to participate in the corporate governance of a company. The Board has also determined that an increasing number of companies are beginning to view such a voting requirement as overly burdensome. After carefully weighing all of these considerations, the Board approved and declared advisable the proposed Supermajority Amendment and recommended that the stockholders approve the adoption of the Supermajority Amendment by voting in favor of this proposal.

If our stockholders do not approve this proposal, certain amendments to the Current Certificate and stockholder amendments to the Current Bylaws will continue to require the approval of 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class.

16	2018 Proxy Statement

PROPOSAL 5. APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE CURRENT CERTIFICATE TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENT FOR AMENDMENTS TO THE CURRENT CERTIFICATE AND FOR STOCKHOLDER AMENDMENTS TO THE CURRENT BYLAWS

Vote Required; Effect of Voting

Approval of the Supermajority Amendment requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of Common Stock outstanding and entitled to vote thereon. If the Supermajority Amendment is approved, then it will become effective upon filing an amendment to the Current Certificate with the Delaware Secretary of State, which filing the Company expects to make promptly after the Annual Meeting, assuming the Supermajority Amendment is approved by stockholders.

The Board may abandon the Supermajority Amendment, notwithstanding approval of the adoption of the Supermajority Amendment by the stockholders and without further action by the stockholders, at any time prior to the effectiveness of the filing of the Supermajority Amendment with the Delaware Secretary of State.

Recommendation of the Board

FOR	☑	The Board Recommends that stockholders vote FOR the approval of the Supermajority Amendment.

17	2018 Proxy Statement

Proposal 6. Approval of the adoption of an amendment to our Current Certificate to impose certain stock ownership limitations and transfer restrictions in connection with the Company's previously announced plan to consider conversion to a real estate investment trust

Upon careful consideration, our Board voted to approve and declare advisable, and to recommend to our stockholders that they approve, the adoption of an amendment to Current Certificate, which would add to the Current Certificate a new Article XIII (such amendment, the "REIT Amendment"). Article XIII will impose certain stock ownership limitations and transfer restrictions in connection with the Company's previously announced plan to consider conversion to a real estate investment trust for US federal income tax purposes ("REIT").

The complete text of the REIT Amendment is included in Exhibit C hereto. The description in this proposal is qualified in its entirety by reference to the complete text provided in Exhibit C hereto.

Imposition of Stock Ownership Limitations and Transfer Restrictions in Connection with Proposed REIT Conversion

The proposed REIT Amendment imposes certain stock ownership limitations and transfer restrictions in connection with the Company's previously announced plan to consider conversion to a REIT (the "Conversion Plan"). The Board believes that the adoption of the REIT Amendment, and the imposition of the proposed stock ownership limitations and transfer restrictions, is advisable because the REIT Amendment will help the Company enforce requirements imposed on REITs by the Internal Revenue Code of 1986, as amended (the "Code"), should the Board make a definitive decision to convert to a REIT. We believe that the charters of substantially all public, listed REITs contain comparable stock ownership limitations and transfer restrictions.

REIT Qualification

For the Company to qualify for taxation as a REIT under the Code, Zayo stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of Zayo stock may be owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities, such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). Finally, a person actually or constructively owning 10% or more of the vote or value of the outstanding shares of Zayo stock could lead to a level of affiliation between the Company and one or more of its customers that would negatively impact the tax treatment of the Company's revenues from such customer or customers and could jeopardize or otherwise adversely impact the Company's qualification and taxation as a REIT.

Ownership Limitations and Transfer Restrictions

To satisfy ownership and other REIT qualification requirements, and to otherwise protect the Company from the adverse tax consequences for REITs arising from concentrated stock ownership, the REIT Amendment contains provisions restricting the ownership and transfer of shares of all classes or series of Zayo stock, including, without limitation, common stock or any series of preferred stock. The Board believes that including ownership limitations and transfer restrictions in a REIT's charter is the most effective mechanism to monitor compliance with the above-described Code requirements. In order to proceed with the Conversion Plan we must be able to monitor compliance with these requirements effectively.

18	2018 Proxy Statement

PROPOSAL 6. APPROVAL OF THE ADOPTION OF AN AMENDMENT TO OUR CURRENT CERTIFICATE TO IMPOSE CERTAIN STOCK OWNERSHIP LIMITATIONS AND TRANSFER RESTRICTIONS IN CONNECTION WITH THE COMPANY'S PREVIOUSLY ANNOUNCED PLAN TO CONSIDER CONVERSION TO A REAL ESTATE INVESTMENT TRUST

The REIT Amendment provides that, subject to the exceptions and the constructive ownership rules described in this proposal, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Zayo stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of Zayo stock. We refer to these restrictions as the "ownership limitations." The "ownership limitations" become effective from and after the date the REIT Amendment is filed with the Delaware Secretary of State.

The applicable constructive ownership rules under the Code are complex and may cause Zayo stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned by one individual or entity. As a result, an individual's or entity's acquisition of less than 9.8% in value of the outstanding shares of Zayo stock or less than 9.8% in value or number of outstanding shares of any class or series of Zayo stock (including through the acquisition of an interest in an entity that owns, actually or constructively, shares of any class or series of Zayo stock) nevertheless may cause a violation of the ownership limitations described in this proposal.

The REIT Amendment also provides that the Board may, prospectively or retroactively and in its sole discretion, with respect to any person, (i) exempt such person from the ownership limitations and certain other REIT limitations on ownership and transfer of Zayo stock described in this proposal and (ii) establish different ownership limitations for any such person. The Board, however, may not exempt from the ownership limitations any person whose ownership of outstanding Zayo stock in violation of these limitations would result in the Company failing to qualify for taxation as a REIT. Pursuant to the terms of the REIT Amendment, prior to granting any person an exemption or a different ownership limitation, the Board in its sole discretion (i) may require that such person provide representations and undertakings reasonably necessary to ascertain that such person's total deemed Zayo stock ownership does not and will not jeopardize the Company's qualification for taxation as a REIT; (ii) may require that such person agree that any violation or attempted violation of such representations or undertakings (or other action contrary to the ownership limitations and restrictions set forth in the REIT Amendment) will result in the remedies described below; (iii) may require an opinion of counsel or a ruling by the Internal Revenue Service (the "IRS"), in form and substance satisfactory to the Board, with respect to the Company's qualification for taxation as a REIT; and (iv) may impose any other conditions that the Board deems appropriate.

In connection with any waiver of the ownership limitations or at any other time, the REIT Amendment permits the Board, from time to time, to increase the ownership limitations for one or more persons and decrease the ownership limitations for some or all other persons, provided that the new ownership limitations may not, after giving effect to such increase and under certain assumptions set forth in the REIT Amendment, result in the Company being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limitations will not apply to any person whose ownership of total outstanding shares of Zayo stock or of any class or series of Zayo stock, as applicable, exceeds such decreased ownership limitations until such time as such person's ownership of Zayo stock equals or falls below the decreased ownership limitations, at which time any further acquisition of Zayo stock resulting in such person exceeding the decreased ownership limitations will be in violation of the decreased ownership limitations.

The REIT Amendment further prohibits any person from (i) transferring shares of Zayo stock if such transfer would result in shares of Zayo stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code) and (ii) beneficially or constructively owning shares of Zayo stock if such ownership would result in the Company failing to qualify for taxation as a REIT.

At any time after the foregoing ownership limitations become effective, if the Board determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, for taxation as a REIT or that compliance with all or any of the ownership limitations is no longer determined to be advisable by

19	2018 Proxy Statement

PROPOSAL 6. APPROVAL OF THE ADOPTION OF AN AMENDMENT TO OUR CURRENT CERTIFICATE TO IMPOSE CERTAIN STOCK OWNERSHIP LIMITATIONS AND TRANSFER RESTRICTIONS IN CONNECTION WITH THE COMPANY'S PREVIOUSLY ANNOUNCED PLAN TO CONSIDER CONVERSION TO A REAL ESTATE INVESTMENT TRUST

the Board in order for the Company to qualify for taxation as a REIT, then such limitations will have no further force and effect.

Pursuant to the terms of the REIT Amendment, any person who acquires or attempts to acquire beneficial or constructive ownership of shares of Zayo stock that will or may violate the ownership limitations or any of the other foregoing restrictions on transferability and ownership will be required to give written notice to the Company immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide the Company with such other information as the Company requests.

In addition, the terms of the REIT Amendment provide that if there is any purported transfer of shares of Zayo stock or other event or change of circumstances that would violate any of the restrictions described in this proposal, then the number of shares causing the violation will be automatically transferred to a charitable trust, or multiple charitable trusts, for the exclusive benefit of a designated charitable beneficiary or beneficiaries, except that any transfer that results in a violation of the restriction relating to Zayo stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to a charitable trust. The person that would have owned the shares if they had not been transferred to a charitable trust is referred to herein as the "prohibited owner." Any dividend paid to the prohibited owner prior to the discovery by the Company that the shares had been automatically transferred to a charitable trust as described in this proposal must be repaid to the charitable trustee upon demand. If the transfer to a charitable trust as described in this proposal is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in the REIT Amendment, then the transfer of the excess shares will be automatically void and of no force or effect.

Pursuant to the terms of the REIT Amendment, shares of Zayo stock transferred to a charitable trustee are deemed to be offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the charitable trust or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event, and (ii) the market price on the date the Company or its designee accepts such offer. The Company has the right to accept such offer until the charitable trustee sells the shares of Zayo stock held in the charitable trust. The net proceeds of any such sale to the Company (or its designee) shall be distributed in a similar way as described below in the context of a sale to a third party.

If the Company does not buy the shares, a charitable trustee must, as soon as reasonably practicable after receiving notice from the Company of the transfer of shares to a charitable trust, sell the shares to a person or entity who could own the shares without violating the restrictions described in this proposal. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee of the charitable trust will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary of the charitable trust as follows:

  •
  The prohibited owner will receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the charitable trust, and (ii) the sales proceeds received by the charitable trustee for the shares plus any extraordinary dividends or other extraordinary distributions received by the charitable trustee (net of any commissions and other expenses of the charitable trustee and the Company from the sale or other disposition of the shares of Zayo stock held in trust by the charitable trustee); and

  •
  Any net sales proceeds and any dividends or other distributions (whether ordinary or extraordinary) in excess of the amount payable to the prohibited owner, less the costs, expenses and compensation of the charitable trustee and the Company, shall be promptly distributed to the charitable beneficiary.

20	2018 Proxy Statement

PROPOSAL 6. APPROVAL OF THE ADOPTION OF AN AMENDMENT TO OUR CURRENT CERTIFICATE TO IMPOSE CERTAIN STOCK OWNERSHIP LIMITATIONS AND TRANSFER RESTRICTIONS IN CONNECTION WITH THE COMPANY'S PREVIOUSLY ANNOUNCED PLAN TO CONSIDER CONVERSION TO A REAL ESTATE INVESTMENT TRUST

A charitable trustee may reduce the amount that is payable to the prohibited owner by the amount of any dividends or other distributions (whether ordinary or extraordinary) that the Company paid to the prohibited owner before the discovery by the Company that the shares had been transferred to the charitable trust and that is owed by the prohibited owner to the charitable trustee as described in this Proposal. In addition, if prior to discovery by the Company that shares of Zayo stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive as described in this Proposal, such excess amount shall be paid to the charitable trustee upon demand. The prohibited owner generally has no rights in the shares held by a charitable trustee.

A charitable trustee will be designated by the Company and must be unaffiliated with the Company and any prohibited owner. Prior to the sale of any shares by a charitable trust, the charitable trustee will receive, in charitable trust for the beneficiary, all distributions paid by the Company with respect to the shares and may also exercise all voting rights with respect to the shares.

In addition, if the Board determines that a proposed or purported transfer would violate the ownership limitations or transfer restrictions set forth in the REIT Amendment, the Board may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to causing the Company to redeem shares of Zayo stock, refusing to give effect to the transfer on the Company's books or instituting proceedings to enjoin the transfer.

These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a takeover or other transaction in which stockholders might receive a premium for their shares of Zayo stock over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Disclosure of Stock Ownership by the Company's Stockholders

Under the REIT Amendment, within 30 days after the end of each taxable year and also within three business days after a request from the Company, every owner of 5% or more (or such lower percentage as required by law) of the outstanding shares of any class or series of Zayo stock must provide the Company written notice of certain information as provided in the REIT Amendment. In addition, each beneficial owner or constructive owner of Zayo stock, and any person (including the stockholder of record) who is holding shares of Zayo stock for a beneficial owner or constructive owner, will, upon demand, be required to provide the Company with such information as the Company may request in order to determine the Company's qualification for taxation as a REIT and its compliance with other applicable laws or requirements of any governmental authority.

Vote Required; Effect of Voting

Approval of the REIT Amendment requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of Common Stock outstanding and entitled to vote thereon. If the REIT Amendment is approved, then it will become effective upon filing with the Delaware Secretary of State, which filing the Company expects to make promptly after the Annual Meeting, assuming that the REIT Amendment is approved by stockholders. If the REIT Amendment becomes effective, the stock ownership limitations and transfer restrictions will be binding on the shares held (or once held) by stockholders who voted in favor of this proposal and all shares of Zayo stock issued subsequent to the effective time of the REIT Amendment. However, in accordance with Section 202(b) of the General Corporation Law of the State of Delaware, the stock ownership limitations and transfer restrictions will not be binding on the shares held (or once held) by stockholders who did not vote in favor of this proposal or any shares of Zayo stock issued after the Record Date and prior to the effective time of the REIT Amendment. Without the approval of a significant majority of the shares of the Common Stock, the Board may consider whether the non-binding nature of the REIT Amendment on the shares held (or once held) by stockholders who did not vote for this proposal should cause it to consider other means

21	2018 Proxy Statement

PROPOSAL 6. APPROVAL OF THE ADOPTION OF AN AMENDMENT TO OUR CURRENT CERTIFICATE TO IMPOSE CERTAIN STOCK OWNERSHIP LIMITATIONS AND TRANSFER RESTRICTIONS IN CONNECTION WITH THE COMPANY'S PREVIOUSLY ANNOUNCED PLAN TO CONSIDER CONVERSION TO A REAL ESTATE INVESTMENT TRUST

of enforcing limitations on ownership of Zayo stock that would be required if the Company converts to a REIT. The Board reserves the right, notwithstanding stockholder approval (if obtained), to elect not to proceed with the Conversion Plan or to delay the implementation of the Conversion Plan, if the Board determines in its sole discretion that a REIT conversion is not in the best interests of the Company or its stockholders or because it identifies alternatives that it believes could create stockholder value more effectively than conversion to a REIT.

In addition, the Board may abandon the REIT Amendment, notwithstanding approval of the adoption of the REIT Amendment by the stockholders and without further action by the stockholders, at any time prior to the effectiveness of the filing of the REIT Amendment with the Delaware Secretary of State.

Certain Considerations regarding the REIT Amendment and the Conversion Plan

As noted, the imposition of the proposed stock ownership limitations and transfer restrictions included as part of the REIT Amendment is being proposed for approval by the stockholders in connection with the Conversion Plan. If the Company makes a definitive decision to convert to a REIT, the Company's stockholders will likely benefit from the Company's qualification and taxation as a REIT — for example, through reduced corporate level federal and state income taxes, and through the Company's requirement to make regular REIT distributions to its stockholders.

Following the Company's current phase of evaluation and preparation, if the Company makes a definitive decision to convert to a REIT and is successful in qualifying for taxation as a REIT, it generally will be permitted to deduct from its U.S. federal income taxes the dividends that it pays to its stockholders. The income represented by such dividends would not be subject to federal income taxation at the entity level but would be taxed, if at all, at the stockholder level. Nevertheless, the income of the Company's domestic taxable REIT subsidiaries (each, a "TRS"), which will hold its U.S. operations that may not be REIT-compliant, will be subject, as applicable, to federal and state corporate income tax. Likewise, the Company's foreign subsidiaries will continue to be subject to foreign income taxes in jurisdictions in which they hold assets or conduct operations, regardless of whether held or conducted through TRSs or through entities that are disregarded from the Company for federal income tax purposes. Also, the Company will be subject to a separate corporate income tax on any gains recognized during a specified period (generally, five years) following the REIT conversion that are attributable to "built-in" gains with respect to the assets that it owns on the date it converts to a REIT.

The Company's ability to qualify for taxation as a REIT will depend upon its continuing compliance following its REIT conversion with various requirements, including requirements related to the widely-held status of its outstanding stock, the nature of its assets, the sources of its income and the distributions to its stockholders. If the Company fails to qualify for taxation as a REIT, it will be subject to federal income tax at regular corporate income tax rates. Even if the Company qualifies for taxation as a REIT, it may be subject to some federal, state, local and foreign taxes on its income and property. In particular, while state income tax regimes often parallel the federal income tax regime for REITs described above, many states do not completely follow federal rules and some may not follow them at all.

The Company's distributions of REIT taxable income to its stockholders will generally be treated as ordinary dividend income. Thus, for example, U.S. tax-exempt stockholders will generally be exempt from taxation on such dividend income because dividend income does not generally constitute unrelated business taxable income. However, because the Company as a REIT will generally not be subject to federal income tax on the portion of its REIT taxable income distributed to stockholders, these dividends to Zayo stockholders will generally be ineligible (or come with restricted eligibility) for a variety of other preferences that apply to the dividends paid by non-REIT corporations. For example, the Company's distribution of REIT taxable income to its stockholders generally: (i) cannot qualify for the preferential tax rates on qualified dividend income for noncorporate taxpayers (though it is eligible for the lower effective tax rates applicable to qualified REIT dividends via the deduction-without-outlay mechanism of Section 199A of the Code available to noncorporate U.S. stockholders for taxable years before 2026); (ii) cannot qualify for the dividends received deduction for corporate taxpayers;

22	2018 Proxy Statement

PROPOSAL 6. APPROVAL OF THE ADOPTION OF AN AMENDMENT TO OUR CURRENT CERTIFICATE TO IMPOSE CERTAIN STOCK OWNERSHIP LIMITATIONS AND TRANSFER RESTRICTIONS IN CONNECTION WITH THE COMPANY'S PREVIOUSLY ANNOUNCED PLAN TO CONSIDER CONVERSION TO A REAL ESTATE INVESTMENT TRUST

and (iii) can qualify only under restricted circumstances for the otherwise generally applicable treaty-based reductions in U.S. withholding and income taxes on dividends to non-U.S. stockholders. The more preferential treatment of non-REIT dividends may cause investors to perceive that an investment in the Company as a REIT is less attractive than an investment in a non-REIT entity that pays dividends, thereby reducing the demand and market price for the Company shares.

In accordance with tax rules applicable to REIT conversions, the Company may be required to issue special distributions to its stockholders of undistributed accumulated earnings and profits (collectively, the "E&P Distribution"). The Company expects to make any required E&P Distribution only after obtaining approval of the Board and the completion of other REIT conversion actions. Generally, the Company expects that any E&P Distribution would be taxable as dividends to its stockholders, whether paid in cash or a combination of cash and Common Stock, and not as a tax-free return of capital or a capital gain. The Company urges Stockholders to consult their tax advisors regarding the specific tax consequences regarding any E&P Distribution.

The Company is in the process of conducting a study of its pre-REIT accumulated earnings and profits as of the close of the Company's most recently completed taxable year using the Company's historical tax returns and other available information. This is a very involved and complex study, which is not yet complete, and at this time the Company cannot accurately estimate the amount of its pre-REIT accumulated earnings and profits. In addition, the E&P Distribution, if any, will vary depending on, among other items, the timing of certain transactions, the Company's taxable income and performance for periods prior to the effectiveness of any REIT conversion, including through the close of the Company's most recently completed taxable year, and possible changes in legislation or tax rules and IRS guidance relating to distributions of earnings and profits. Depending on the magnitude of the E&P Distribution, if any, the Company may decide, based on its cash flows and strategic plans, IRS guidance relating to distributions of earnings and profits, leverage and other factors, to pay any such E&P Distribution in a mix of cash and Common Stock; provided the Company must generally offer to pay at least 20% of any such E&P Distribution in the form of cash.

In order to convert to a REIT, there are significant implementation and operational complexities the Company would need to satisfy, including completing internal reorganizations and realignment of business segments, modifying accounting, financial systems and reporting, receiving stockholder approvals and making any required stockholder payouts, and the conclusion of dialogue with the IRS regarding the Company's pending private letter ruling request. The timing and outcome of many of these conditions are beyond the Company's control.

At the conclusion of the Company's investigation and preparations for converting to a REIT, the Board may decide not to convert to a REIT, or to delay such a conversion, if it determines in its sole discretion that a REIT conversion is not in the best interests of the Company or its stockholders or because it identifies alternatives that it believes could create stockholder value more effectively than conversion to a REIT. Thus, the Company can provide no assurance that it will ultimately pursue a REIT conversion or whether any such conversion will be successful.

If the Company converts to a REIT, it plans to operate in a manner consistent with the REIT qualification rules. However, the Company cannot provide assurance that it will, in fact, qualify for taxation as a REIT or that it will remain so qualified. Qualification for taxation as a REIT involves the application of highly technical and complex provisions of the Code to the Company's operations as well as various factual determinations concerning matters and circumstances not entirely within the Company's control. There are limited judicial or administrative interpretations of applicable REIT provisions. Changes in legislation, federal tax rules and interpretations thereof could also prevent the Company from remaining qualified for taxation as a REIT or realizing the associated benefits for itself and its stockholders.

If the Company fails to qualify for taxation as a REIT in any taxable year after it converts to a REIT, and is not then entitled to relief under the Code, it will be subject to U.S. federal and state income tax on its taxable income at regular corporate income tax rates with respect to each such taxable year for which the statute of limitations remains open. In addition, it could be subject to monetary penalties for the failure. Failing to qualify

23	2018 Proxy Statement

PROPOSAL 6. APPROVAL OF THE ADOPTION OF AN AMENDMENT TO OUR CURRENT CERTIFICATE TO IMPOSE CERTAIN STOCK OWNERSHIP LIMITATIONS AND TRANSFER RESTRICTIONS IN CONNECTION WITH THE COMPANY'S PREVIOUSLY ANNOUNCED PLAN TO CONSIDER CONVERSION TO A REAL ESTATE INVESTMENT TRUST

for taxation as a REIT in any year following a REIT conversion would significantly reduce the Company's net earnings and cash flow because of its additional tax liability and the penalties for the years involved, which could significantly impact its financial condition.

Even if the Company converts to a REIT, it cannot provide assurance that its stockholders will experience benefits attributable to the Company's qualification and taxation as a REIT, including the Company's ability to reduce its corporate level U.S. federal income tax through distributions to its stockholders and to make regular distributions to its stockholders. The realization of the anticipated benefits to stockholders will depend on numerous factors, many of which are outside the control of the Company. In addition, future cash distributions to its stockholders will depend on the Company's cash flows, as well as the impact of alternative, more attractive investments as compared to paying dividends.

Recommendation of the Board

FOR	☑	The Board recommends that stockholders vote FOR the approval of the REIT Amendment.

24	2018 Proxy Statement

Proposal 7. Approval of the adoption of an Amendment to our Current Bylaws to eliminate the supermajority voting requirement for stockholder amendments to the Current Bylaws

Upon careful consideration, our Board recommends to our stockholders that they approve the adoption of an amendment to Section 10.1 to the Current Bylaws, which will eliminate the supermajority voting requirement for stockholder amendments to the Current Bylaws (the "Supermajority Bylaw Amendment").

The complete text of the Supermajority Bylaw Amendment is included in Exhibit D hereto. The description in this proposal is qualified in its entirety by reference to the complete text provided in Exhibit D hereto.

Eliminate Supermajority Voting Requirement for Amendments to the Current Bylaws.

General.    The Current Bylaws require the affirmative vote of the holders of 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, in order for stockholders to adopt any amendment to the Current Bylaws. The Supermajority Bylaw Amendment would eliminate this supermajority voting requirement and would instead require a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, in order for stockholders to adopt any amendments to the Current Bylaws.

Purpose of the Amendment.    After evaluation, the Board has determined that, while the current supermajority voting requirements imposed by the Current Bylaws are designed to ensure that interests of all stockholders are fully protected, the Board recognizes that there are different perspectives on this matter and compelling arguments for the elimination of supermajority voting requirements to amend a company's bylaws, including growing sentiment that the elimination of such a provision provides stockholders greater ability to participate in the corporate governance of a company. The Board has also determined that an increasing number of companies are beginning to view such a voting requirement as overly burdensome. After carefully weighing all of these considerations, the Board recommended that the stockholders adopt the Supermajority Bylaw Amendment by voting in favor of this proposal.

If our stockholders do not approve this proposal, any amendment to the Current Bylaws by the stockholders will continue to require the approval of 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class.

Vote Required; Effect of Voting

Approval of the Supermajority Bylaw Amendment requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of Common Stock outstanding and entitled to vote thereon. If the Supermajority Bylaw Amendment is approved, then it will become effective upon such approval.

Recommendation of the Board

FOR	☑	The Board recommends that stockholders vote FOR the approval of the Supermajority Bylaw Amendment.

25	2018 Proxy Statement

Corporate Governance

2018 Highlights
✓
Discussed and recommended charter and bylaw amendments to stockholders
✓
Received clean audit opinion

Governance Best Practices
✓
Regular evaluations

•
Thorough annual Board, Committee and individual director evaluations
✓
Commitment to Board refreshment and diversity

•
Average Board tenure of 3 years

•
3 of 9 directors are women (33%)

•
Ongoing attention to refreshment to address succession planning and changing business needs
✓
Robust director nominee selection process

•
Seek diverse, connected and experienced Board

•
Methodical analysis of skill set needs in light of evolving business and industry

•
New directors recruited through both external search firms and current Board member referrals
✓
Strong Board and Committee independence

•
8 of 9 directors independent

•
Lead Director elected by the independent directors

•
Fully independent Audit, Compensation, Nominating & Governance and Strategy Committees

•
Regular executive sessions of independent directors
✓
Comprehensive strategy and risk oversight by Board and committees

•
Strategy Committee responsible for oversight of key strategic objectives

•
Oversight of enterprise risk management by Nominating & Governance Committee, with specific risk areas delegated to each Committee
✓
Alignment of director and executive officer interests with shareholder interests

•
Meaningful stock ownership guidelines for directors and executives

•
Robust anti-hedging, anti-short sale and anti-pledging policies

•
Annual "say on pay" advisory vote
✓
Active shareholder engagement and outreach

•
Director participation in process

26	2018 Proxy Statement

CORPORATE GOVERNANCE

Board Composition

Our Board of Directors consists of nine directors. In Fiscal 2017, we increased the size of our Board from seven to nine directors, adding two new independent directors, in order to accommodate formation of a new Strategy Committee and to ensure smooth longer-term Board succession planning.

Election of our directors is governed by our Current Certificate and Current Bylaws.

Classified Board

Our Current Certificate provides for a classified Board consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

  •
  Class I directors are Mr. Caruso, Mr. Gips and Ms. Richardson, whose terms will expire at the Annual Meeting. Mr. Caruso and Mr. Gips are proposed to be re-elected and Mr. Drake is proposed to be elected as a Class I director at the Annual Meeting.

  •
  Class II directors are Mr. Connor, Ms. Morris and Ms. White, whose terms will expire at the annual meeting of stockholders to be held in 2019.

  •
  Class III directors are Mr. Canfield, Mr. Kaplan and Ms. Rottenberg, whose terms will expire at the annual meeting of stockholders to be held in 2020.

Directors for a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. As a result, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term continues until the election and qualification of his successor, or his or her earlier death, resignation or removal.

If the Declassification Amendment is adopted at the Annual Meeting, the classified nature of the Board will be phased out over the next three years and the Board will no longer be classified as of the 2021 annual meeting of stockholders. At such time, each director will be elected for a one year term, expiring at the following year's annual meeting of stockholders.

Director Independence

In August 2018, our Board undertook a review of the independence of our directors and considered whether any director had a material relationship with us that could compromise that person's ability to exercise independent judgment in carrying out his or her responsibilities. Our Board affirmatively determined that each of Mr. Canfield, Mr. Connor, Mr. Drake, Mr. Gips, Mr. Kaplan, Ms. Morris, Ms. Richardson, Ms. Rottenberg and Ms. White is independent under the rules of the NYSE.

There are no family relationships among any of our directors or executive officers.

Committees of the Board

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategy Committee. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities. The composition, duties and responsibilities of our committees are as set forth below. Each of these committees has a written charter approved by our Board. Copies of these committee charters as well as our corporate governance guidelines are available, without charge, upon request in writing to Zayo Group Holdings, Inc., 1821 30th Street, Unit A, Boulder, CO 80301, Attn: Corporate Secretary, or by clicking on "Corporate Governance" in the Investors section of our website, www.zayo.com.

27	2018 Proxy Statement

CORPORATE GOVERNANCE

Audit Committee

Our Audit Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:
  •
  Mr. Connor, Chairman
  •
  Mr. Kaplan
  •
  Ms. Morris

RESPONSIBILITIES:
  •
  reviewing relevant financial reports, disclosures within those reports, accounting policies and practices, and the processes used to produce such reports;

  •
  appointing, reviewing, compensating, retaining and overseeing our independent registered public accounting firm;

  •
  approving in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm;

  •
  establishing and reviewing policies for our hiring of employees or former employees of the independent registered public accounting firm to ensure compliance with SEC regulations and NYSE requirements;

  •
  reviewing and discussing with the independent registered public accounting firm the matters required to be discussed by the applicable Auditing Standards adopted by the PCAOB and amended from time to time;

  •
  receiving reports from the independent registered public accounting firm and management regarding the adequacy and effectiveness of our internal controls over financial reporting and disclosure controls and procedures;
  •
  overseeing our internal audit function;

  •
  monitoring our accounting policies and practices; financial and accounting controls; and compliance with legal, regulatory and policy requirements;

  •
  preparing the audit committee report required to be included in our annual proxy statement;

  •
  reviewing and approving any related party transactions in accordance with our related party transactions policy, as in effect from time to time; and

  •
  discussing with management our major financial risk exposures and the steps taken to monitor and control such exposures.

Each of Mr. Connor, Mr. Kaplan and Ms. Morris is a non-employee director who meets the applicable requirements for financial literacy. Our Board has determined that Mr. Connor qualifies as an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, our Board has determined that each of Mr. Connor, Mr. Kaplan and Ms. Morris meets the definition of an independent director for purposes of serving on an audit committee under Rule 10A-3 and the NYSE rules.

28	2018 Proxy Statement

CORPORATE GOVERNANCE

Compensation Committee

Our Compensation Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:
  •
  Ms. Morris, Chairman
  •
  Mr. Kaplan
  •
  Mr. Gips

RESPONSIBILITIES:
  •
  reviewing and evaluating our long-term strategy of employee compensation, endeavoring to design our compensation policies to attract and retain key employees, motivate employees to achieve our business objectives and align the interest of management with the long-term interests of our stockholders;

  •
  assessing risks related to our compensation policies and programs;

  •
  considering and assessing the results of our most recent vote by stockholders on executive compensation and overseeing our engagement efforts with shareholders on the subject of executive compensation;

  •
  reviewing and approving goals and objectives relevant to the compensation of our Chief Executive Officer;

  •
  evaluating the performance of our Chief Executive Officer in light of such compensation goals and objectives and determining the compensation of our Chief Executive Officer;

  •
  reviewing and approving the compensation of our other executive officers;
  •
  reviewing and approving any severance, non-competition and non-solicitation arrangements to be made with any of our executive officers;

  •
  reviewing, and either approving or endorsing for the Board's approval, the design of and changes to our compensation and benefit plans;

  •
  preparing the Compensation Committee report required to be included in our annual proxy statement;

  •
  reviewing and making recommendations to the Board with respect to the compensation of our non-employee directors;

  •
  at least annually, assessing whether the work of any compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in our annual report or proxy statement; and

  •
  reviewing and making an annual report to the Board on executive officer succession planning.

Our Board has determined that each of Mr. Gips, Mr. Kaplan and Ms. Morris is a non-employee director as defined in Rule 16b-3 of the Exchange Act, an outside director as defined in Section 162(m) of the Internal Revenue Code and meets the definition of an independent director for purposes of serving on a compensation committee under the NYSE rules.

29	2018 Proxy Statement

CORPORATE GOVERNANCE

Nominating and Governance Committee

Our Nominating and Governance Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:
  •
  Mr. Canfield, Chairman
  •
  Ms. Richardson (term ending November 6, 2018)
  •
  Ms. Rottenberg

RESPONSIBILITIES:
  •
  evaluating the appropriate size, structure, composition and functioning of the Board and evaluating proposed changes to the criteria for Board membership;

  •
  evaluating the independence of existing and prospective directors;

  •
  identifying and evaluating individuals qualified to become Board members or to be re-nominated as Board members;

  •
  recommending qualified candidates for election to the Board or re-election at each annual stockholders' meeting;

  •
  recommending candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

  •
  recommending committee members and chairpersons to the Board for appointment;

  •
  evaluating and assessing the performance of the Board, the members of the Board and the Board's committees;

  •
  periodically reviewing the Board's leadership structure and recommending changes to the Board as appropriate, including recommendations to the independent directors regarding the appointment of a lead independent director;
  •
  periodically reviewing and assessing the channels through which the Board receives information;

  •
  developing appropriate Board orientation and training programs for new Board members as well as continuing education requirements for existing Board members;

  •
  developing and annually assessing corporate governance guidelines and a code of ethics for employees and Board members;

  •
  in consultation with the CEO, annually reviewing and recommending to the Board for approval changes to a capital management policy;

  •
  overseeing management's enterprise risk management program;

  •
  reviewing and recommending to the Board for approval changes to, or additions of, officers of the Company; and

  •
  considering questions of conflicts of interest of Board members and executive officers.

Our Board has determined that each of Mr. Canfield, Ms. Richardson and Ms. Rottenberg is a non-employee director and meets the definition of an independent director under the NYSE rules.

30	2018 Proxy Statement

CORPORATE GOVERNANCE

Strategy Committee

Our Strategy Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:
  •
  Mr. Gips, Chairman
  •
  Ms. Rottenberg
  •
  Ms. White

RESPONSIBILITIES:
  •
  reviewing with management our strategy and strategic plans;

  •
  reviewing with management key issues and external developments impacting our strategy;

  •
  facilitating an annual Board review of our strategy and strategic options; and
  •
  reviewing and providing guidance to management and the Board on our strategies for transactions, assisting management and the Board with the identification of transaction opportunities, assisting management and the Board with review of proposals made by management for transactions, and considering and making recommendation to the Board for proposed transactions.

Our Board has determined that each of Mr. Gips, Ms. Rottenberg and Ms. White is a non-employee director and meets the definition of an independent director under the NYSE rules.

31	2018 Proxy Statement

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a written code of ethics applicable to our directors, officers and employees, including our principal executive officer and senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC. In the event that we make any changes to, or provide any waivers from, the provisions of our code of conduct applicable to our principal executive officer and senior financial officers, we intend to disclose such events on our website or in a report on Form 8-K within four business days of such event. A copy of our code of ethics is available by clicking on "Corporate Governance" in the Investors section of our website, www.zayo.com.

Board Leadership Structure

With respect to the roles of Chairman of the Board and Chief Executive Officer, our corporate governance guidelines provide that the roles may be separated or combined, and our Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Board believes that the combination or separation of these positions should continue to be considered as part of our succession planning process. Mr. Caruso currently serves as both Chief Executive Officer and Chairman of the Board, which enables him to act as the key link between our Board and the other members of management. Our Board believes that his service in both roles is currently in the best interest of our Company and our stockholders, as it provides strong unified leadership for our Company.

Our corporate governance guidelines provide that if the Chairman of the Board is a member of management, or if no Chairman of the Board has been elected, the Board may designate any independent director as the Lead Director. The Lead Director is, among other things, responsible for coordinating and presiding over any required executive sessions and will be consulted in the determination of the frequency, place, time and length of regular meetings of the Board. The Board has appointed Mr. Canfield as Lead Director. The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion.

Our corporate governance guidelines further provide the flexibility for our Board to modify our leadership structure in the future as appropriate. We believe that our Company, like many United States companies, is well served by this flexible leadership structure.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

While the Board has primary responsibility for oversight of our risk management, the Board's standing committees support the Board by regularly addressing various risks in their respective areas of oversight. The Board has determined that the Nominating and Governance committee should oversee and evaluate management's enterprise risk management activities for the Board, designating oversight for specific areas of enterprise risk management to other committees of the Board. The Nominating and Governance Committee has allocated various categories of risk among itself and the other standing committees of the Board; specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements; the Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks arising from compensation policies and programs and employee culture; the Nominating and Governance Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to corporate governance matters; and the Strategy Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to strategic transactions and initiatives.

32	2018 Proxy Statement

CORPORATE GOVERNANCE

The Board, led by the Nominating and Governance Committee, conducts an annual self-evaluation of the Board and its members to determine whether it and its committees are functioning effectively. This process includes an annual self-evaluation by each Board committee, and an evaluation of each of the individual directors.

Selection of Board Nominees

The Nominating and Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders, and uses the same criteria to evaluate all candidates. The Committee has established a procedure for submission of suggestions by stockholders and will consider candidates recommended in writing, including the candidate's full name, biographical information, qualifications for Board membership and personal references. All submissions should include verification of the stockholder status of the person submitting the recommendation and be sent to the Corporate Secretary at Zayo Group Holdings, Inc., 1821 30th Street, Unit A, Boulder, CO 80301.

Candidates for nomination to our Board are selected by the Board based on the recommendation of the Nominating and Governance Committee in accordance with the Committee's charter, our Current Certificate and Current Bylaws, our corporate governance guidelines, the Stockholders Agreement and the director qualifications considerations set forth below. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Mr. Drake was recommended as a director nominee by our CEO.

Director Qualifications

The Nominating and Governance Committee of the Board is responsible for evaluating and then reviewing with the Board from time to time the appropriate qualifications, expertise and characteristics required of Board members. This assessment includes an evaluation of experience and skills, including the individual's understanding of our industry, corporate finance, accounting, internal controls, technology, sales and marketing and strategic business planning. Other considerations include:

  •
  the individual's strengths and contributions relative to overall corporate governance, service on Board committees, Company strategy, key customer and industry relationships, shaping of Company culture, evaluation of the execution and performance of the Company, and mentoring of Company executives;

  •
  the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

  •
  the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company's business;

  •
  the fit of the individual's skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively;

  •
  the individual's ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of on which he or she serves; and

  •
  diversity in respect of gender, ethnicity, geography, industry, function, personality type and age that the individual contributes to the Board in light of the current composition of the Board.

The brief biographical description of each director set forth in Proposal 1 above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

33	2018 Proxy Statement

CORPORATE GOVERNANCE

Stockholder or Other Interested Party Communications

Stockholders or other parties interested in communicating directly with the Board, or specified individual directors or the non-management or independent directors as a group, may do so by writing the Corporate Secretary at Zayo Group Holdings, Inc., 1821 30th Street, Unit A, Boulder, CO 80301. The Secretary will review all such correspondence and will regularly forward to the Board or the specified individual director or group of directors copies of all such correspondence that, in the opinion of the Secretary, relates to the functions of the Board or its committees or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Attendance

During Fiscal 2018, the Board held 8 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 9 meetings, the Nominating and Governance Committee held 4 meetings, and the Strategy Committee held 4 meetings. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which such director served (during the period that such director served on our Board and any committee).

We expect all members of the Board to attend our annual meetings of stockholders absent unusual circumstances.

34	2018 Proxy Statement

Executive Officers

The following sets forth the name, age, position and biographical information for each of our executive officers. For information regarding Mr. Caruso, please refer to Proposal 1 above titled "Election of Directors."

Matt Steinfort

Officer Since: September 2017 Chief Financial Officer Age:(1) 48
Mr. Steinfort has served as our Chief Financial Officer since September 15, 2017. Mr. Steinfort joined Zayo as Executive Vice President, Corporate Strategy, Development and Administration in November, 2016. He joined Zayo from Envysion, Inc., a privately-held video intelligence SaaS company, where he was co-founder and Chief Executive Officer from February 2006 through November 2016 and where he remains on the board of directors. Prior to Envysion, he was Senior Vice President of Corporate Strategy at ICG Communications, and held a variety of vice president roles at Level 3 Communications, including Consumer Voice, Corporate Strategy and Development, and Softswitch Strategy and Finance. Earlier in his career, Mr. Steinfort held positions at management consultancy Bain & Company and IT consultancy Cambridge Technology Partners. Mr. Steinfort received a bachelor's of science in civil engineering and operations research from Princeton University and an MBA from the MIT-Sloan School of Management.
Jack Waters

Officer Since: August 2016 Chief Technology Officer & President of Fiber Solutions Age:(1) 53
Mr. Waters joined the Company in August 2016 as Chief Technology Officer and President of Fiber Solutions. In this role, he oversees global technology and network strategy and execution, and leads Zayo's largest business segment. Prior to joining the Company, he was Chief Technology Officer at Level 3 from January 2008 to August 2016. He joined Level 3 in 1997 and held numerous leadership roles within that company. Before joining Level 3, Mr. Waters served as an executive staff member for MCI Communications, Inc. with responsibility for network architecture, design and implementation. He was an original member of the team responsible for InternetMCI, the company's initial Internet service. Prior to MCI, Mr. Waters served as director of engineering and operations for SURAnet, the Southeastern University Research and Academic Network. Mr. Waters serves on the FCC's Technical Advisory Council and the board of directors for the Colorado Technology Association. He holds a B.S. in Electrical Engineering from West Virginia University and an M.S. in Electrical Engineering from Johns Hopkins University.
Sandi Mays

Officer Since: August 2018 Chief Customer Experience and Information Officer Age:(1) 50
Ms. Mays is a co-founder, and is Chief Customer Experience and Information Officer at the Company. Ms. Mays' passion is providing an effortless customer experience for both internal and external customers. Prior to joining Zayo, Ms. Mays served in various management positions at ICG Communications, Level 3 Communications, MFS Telecom, WorldCom, Focus Enterprises and Northern Trust. Ms. Mays is a champion for diversity in the tech community and serves on the Board of the Latino Leadership Institute, the Salesforce CIO Advisory Board and the Denver Metro Chamber Economic Development Executive Committee. She is also a patron/supporter of the Denver Art Museum, the Colorado Ballet, Denver Performing Arts Center and Greenhouse scholars and an active member of many minority and diverse charities. In 2016, Ms. Mays was named Women in Comms Leading Lights: Most Inspiring Woman in Comms. Ms. Mays earned a B.S. (magna cum laude) in Finance from DePaul University. In 2018, Ms. Mays won the Latina's First Trailblazer Award and was named by the Colorado Women's Chamber of Commerce as of the 25 Most Powerful Women in Colorado.
(1)
Age as of September 7, 2018.

35	2018 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers for Fiscal 2018. When we refer to "named executive", "named executive officer" or "NEO" in this section, we mean the five executives listed below. Andrew Crouch, our former President & Chief Operating Officer, ceased employment with the Company on May 1, 2018 and Ken desGarennes, our former Chief Financial Officer, ceased employment with the Company on February 9, 2018. As Mr. Crouch and Mr. desGarennes were named executive officers during Fiscal 2018, each of their compensation for Fiscal 2018 is included in this section. Sandi Mays was appointed a named Executive Officer in August 2018. Ms. Mays's compensation will be included in our discussion of compensation for Fiscal 2019 in next year's proxy statement.

Fiscal 2018 named executive officers:

Name	Position
Dan Caruso	Chief Executive Officer
Matt Steinfort	Chief Financial Officer
Jack Waters	Chief Technology Officer & President of Fiber Solutions
Andrew Crouch	former President & Chief Operating Officer
Ken desGarennes	former Chief Financial Officer

Executive Summary

Compensation Strategy

Our compensation philosophy and program design are essential elements of our culture and have led to our success in delivering returns for our shareholders. Our unique program provides us with a competitive advantage in successfully attracting talent in an industry that includes publicly traded communication infrastructure companies as well as organizations backed by private investment capital. We believe our program embodies and supports the entrepreneurial culture that has been critical to our success and is fundamental to our ability to create shareholder value.

The following distinctive elements of our executive compensation program support our company strategy:

  •
  Our fundamental premise of delivering industry-leading returns for shareholders and appropriately sharing incremental value created with our executives and employees

  •
  Our extensive reliance on equity-based pay to align executive pay with shareholder value creation

  •
  Our strict use of equity value creation and market return performance criteria as determinants of both cash bonuses and earned stock grants

Organizational Performance

Zayo is one of the largest global, independent, providers of communications infrastructure. Our products and solutions enable our customers' mission-critical, high-bandwidth applications, such as cloud-based computing and data storage, video and content distribution, mobile infrastructure, social media networking, machine-to-machine connectivity, and other bandwidth-intensive applications.

36	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our key products and offerings include leased dark fiber, fiber to cellular towers and small cell sites, dedicated wavelength, private connectivity into public and hybrid cloud environments, colocation, Ethernet and IP wide area networks ("WANs"), Internet access, cloud-based computing and storage products and other high-bandwidth offerings.

A major area of organizational focus for Fiscal 2018 was aligning the sales organization by industry segments, or "vertical clusters". We aligned our growing sales organization by our key industry segments (Carrier, Media; Content & Commerce; Finance and Professional Services; Cloud, Software and Infrastructure; and Public Health and Utilities). This change enabled us to leverage our market knowledge and expertise to improve our effectiveness in expanding our penetration within each Vertical Cluster. We roughly doubled the number of our quota bearing employees, which included the addition of business development resources in each of our fiber regions. The initial impact of these changes has resulted in steadily increasing bookings over the course of Fiscal 2018, although we believe that the full impact of these investments has not yet been realized. These changes are designed to enable the acceleration of our revenue and EBITDA growth.

Solid progress on our strategy and execution of our business yielded steady, but modest, organic growth in our Communications Infrastructure business in Fiscal 2018. We continue to strive to deliver at least 6-8% organic growth within our Communications Infrastructure segments, which we believe is achievable given the robust macroeconomic tailwinds, our unique and valuable assets, and our strong competitive position as the only independent national and international operator of deep, dense fiber networks. While the demand environment for our solutions was strong in Fiscal 2018, there were headwinds that impacted our business. Consolidation in our industry continued to both impact the competitive landscape and create churn pressure, as combined companies groom their networks. Churn reduction remains a key priority for the Company.

While organic growth is our top priority, we completed the acquisition of Spread Networks as well as several other tuck-in acquisitions throughout the year, adding to our expansive network. We also made significant progress on several strategic initiatives throughout the year, including the separation of our non-core Allstream segment to further focus on our Communications Infrastructure segments and the exploration of a potential REIT conversion.

Our key performance achievements in Fiscal 2018 included:
✓
Achieved total revenue and adjusted EBITDA1 growth of 18% and 16%, respectively, driven by organic growth as well as fiscal 2017 - 2018 acquisitions.
✓
Net Bookings of $33M in Fiscal 2018 (excluding Allstream), representing 23% growth over Fiscal 2017.
✓
Completed the Neutral Path ($33.3M), Spread Networks ($130.5M) and Optic Zoo ($24.8M) acquisitions, and announced the sale of Scott-Rice Telephone.

1
For further information regarding non-GAAP adjustments, including a reconciliation to GAAP, please see Item 7 — "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in our 2018 Annual Report as filed on Form 10-K with the Securities and Exchange Commission on August 24, 2018.

37	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Actions and Outcomes

The table below summarizes our significant executive compensation actions and outcomes for Fiscal 2018:

Compensation Element	2018 Actions	2018 Outcomes
Base Salaries — see page 43 for details	• Fixed cash compensation is only a modest part of our executive pay program

•

No base salaries increased for NEOs (other than Mr. Steinfort)

•

Mr. Steinfort's annual salary was increased from $190k to $240k as a result of his promotion to CFO

•

Mr. desGarennes annual salary was reduced from $240k to $17.5k as he shifted to an advisory role

Incentive Cash Compensation ("ICC") — see page 44 for details

•

Actual quarterly payouts primarily based on Equity IRR performance

•

CEO does not participate

•

Mr. Steinfort's ICC target increased from $125k to $300k as a result of his promotion to CFO

•

Other NEOs' ICC targets unchanged from Fiscal 2017

•

ICC Payouts for participating NEOs for the four quarters of Fiscal 2018 were $0 - $37,500, representing 0% - 50% of target

•

Mr. Crouch received 100% of his target ICC payout ($75,000) for Fiscal Q1 per his sign-on arrangement

Performance Restricted Stock Units — see page 46 for details	Granted Performance RSUs are the primary element of our executive pay program:

•

Performance RSUs in the form of Part A RSUs awarded based on our financial and operational performance, primarily Equity IRR.

•

Performance RSUs in the form of Part B RSUs with vesting based solely on our stock price performance

Part A RSUs

•

Part A RSU grants to CEO in Fiscal Q1 was $0. In Fiscal Q2 CEO transitioned to 100% Part B grants tied to company stock price performance

•

Part A RSU grants to other NEOs (other than Mr. Crouch) ranged from $324,375 - $1,171,875, 75% - 200% of target

Part B RSUs

•

Part B RSU grants to CEO had aggregate grant date fair value of $8.6 million

•

Part B RSU grants to other NEOs ranged from $774,450 - $3.3 million

•

Aggregate value of Part B RSUs granted to CEO in Fiscal 2017 vested at 47% of target in Fiscal 2018

•

Aggregate value of Part B RSUs granted to other NEOs in Fiscal 2017 vested at range of 0% - 52% of target in Fiscal 2018

38	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Changes for Fiscal 2019

For Fiscal 2017, 72% of our shareholders voted in favor of our pay program in our annual "Say-On-Pay" vote. In preparation for our fiscal year ending in 2018 ("Fiscal 2018"), we conducted a detailed review of our executive pay program and engaged directly with many of our largest shareholders regarding our pay performance and pay philosophy. In consideration of this review and given shareholder feedback, we made certain changes to our compensation program for Fiscal 2018 and for Fiscal 2019 that illustrate our commitment to our philosophy of aligning our executives' pay with shareholder returns and providing reward for market-leading performance.

99% of Zayo's CEO compensation is based on Zayo's stock price appreciation via our Part B RSU program. This program remains a critical and appropriate compensation tool that ensures executive incentives are tightly aligned with those of investors. While remaining committed to this program, we modified the program to increase the protections for the Company.
To limit the risk of outsized payouts in the event the stock price rises sharply over a short period and then quickly returns to prior levels, we made the following changes to our compensation program for Fiscal 2019:

  •
  Modified the design of the Part B RSUs for the CEO grants after August 2018 to enhance the performance orientation of the program.

  •
  Going forward any earned Part B RSUs in excess of 300% of target will be subject to two additional measurement periods.

  •
  In order for any award in excess of 300% of target to be fully earned, our stock price performance must be maintained through the end of the first and second quarters following the end of the original performance period.

  •
  If ending stock price is not maintained through the first and second quarter following the end of the original performance period, all or a portion of the awards above 300% of target are forfeited.

39	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our compensation philosophy and program are integral to our culture, strategy and record of shareholder value creation. Since our formation in 2007, $1B of equity has been invested into Zayo and, as of June 30, 2018 our equity (inclusive of prior distributions) was worth approximately $9B, representing a greater than 8X multiple of invested equity and a compounded equity internal rate of return ("IRR") of nearly 40%. We believe a key factor in our growth and success has been our unique compensation program, both for executives and for our broader employee base.

Zayo seeks to be the employer of choice for highly skilled, entrepreneurial employees. We award performance-based equity compensation as an explicit, quantifiable and heavily-weighted part of the total compensation of nearly all of our employees. Total compensation includes salary, incentive cash compensation and equity compensation. We establish cash compensation at below market levels and provide performance-based equity compensation opportunities typically above market median levels. We believe our pay for performance philosophy attracts motivated, entrepreneurial employees by rewarding them for creating value for our shareholders.

Compensation for our executives is heavily weighted towards performance-based pay. As illustrated below, 99% of our CEO's target total compensation is comprised of performance-based RSU awards. For our other named executive officers, approximately 94% of their target pay is comprised of performance-based compensation, 5% in the form of ICC and 89% in the form of performance-based RSU awards. Our target compensation opportunities for our executives are typically above market median levels, but target pay is only earned if we deliver outstanding performance, measured as Equity IRR of 20% (see "Elements of Executive Compensation" below for description) and total shareholder return/stock price appreciation of 15%. As illustrated below, significantly more of our executives' compensation is performance-based, as compared to our peer group.

Note: Zayo pay mix based on employee target compensation as of 6/30/2018. Zayo Comparator Peer pay mix based on public company proxies filed as of 6/30/2018. See comparator peer group on page 42.

Not only is the majority of our NEO compensation performance-based, but also both our ICC and RSU programs require the achievement of market-leading performance in order to achieve target payouts. Under our ICC and Part A RSU program, an Equity IRR of 20% is required to earn target payouts. If our Equity IRR is 6%, the payouts under the ICC and Part A RSUs are only 25% of target. Similarly, in order for the target award to be earned under our Part B RSUs, year-over-year stock price appreciation of 15% must be achieved. In order to achieve any

40	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

payout, year-over-year stock price appreciation of a minimum 10% is required (25% prior to fiscal fourth quarter 2017). An explanation of how Equity IRR is calculated is set forth on page 45.

Note: Zayo payout curves based on ICC, Part A and Part B payout structure as of 6/30/2018

The pay-for-performance orientation of our program is demonstrated by our CEO's Fiscal 2018 realizable compensation relative to his target total compensation opportunity. During Fiscal 2018, our stock price appreciation was approximately 18.1%, which compares favorably to long-term market returns. As shown below, Mr. Caruso's Fiscal 2018 realizable compensation was approximately $1.5 million, which represented approximately 15% of his target total compensation for Fiscal 2018.

Note: The 2018 realizable compensation reflects the actual and projected value of the Part B RSUs granted during 2018 at the stock price as of 6/30/18. The 2018 target pay reflects Mr. Caruso's aggregate value of salary and target RSUs for Fiscal 2018. Mr. Caruso's Part A payout was 0% for the one quarter in which he had a Part A target, the fiscal first quarter.

Executive Compensation Governance and Processes

Role of the Executive Officers and Management

Management is responsible for developing the Company's compensation philosophy and programs in consultation with and under the oversight of the Compensation Committee. Our CEO makes recommendations to the Compensation Committee regarding the total compensation for each executive (excluding himself), including base salary, non-equity incentive compensation and equity participation as well as the financial targets and business unit and corporate objectives, which determine non-equity incentive compensation payouts. The Compensation Committee considers the CEO's recommendations in consultation with the full Board and makes final decisions for the total amount of compensation and each element of compensation for our executives other

41	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

than the CEO, and the Compensation Committee makes recommendations to the full Board for its approval regarding the CEO's compensation.

The CEO and the Compensation Committee use their general knowledge of the compensation practices of other companies with whom we compete for executive talent, including telecommunications and web-scale companies, and the information provided by the Compensation Committee's consultant to form their recommendations and decisions. The day-to-day design and administration of savings, health, welfare and paid time-off plans and policies applicable to our employees in general, including our executives, are handled by company management.

Role of the Compensation Committee

The Compensation Committee assists the Board in fulfilling its responsibility relating to oversight and determination of compensation of the Company's executive officers and directors. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO's performance in light of those goals and objectives, approves the grant of equity awards to the CEO and makes recommendations to the Board regarding the CEO's compensation level based on this evaluation. The Compensation Committee also oversees the evaluation of the other executive officers of the Company, approves the grant of equity awards to such officers and sets their compensation, in each case based upon the recommendation of the CEO. The Compensation Committee oversees the Company's use of severance, non-competition and non-solicitation arrangements with employees, including the approval of any such arrangements to be made with any executive officer of the Company. The Compensation Committee also reviews, and either approves or endorses for the Board's approval, the design of and changes to the Company's compensation or benefit plans, including incentive compensation (bonus) and equity-based plans.

Role of the Compensation Consultant

The Compensation Committee retains ultimate responsibility for executive compensation-related decisions. In 2017, the Compensation Committee engaged Willis Towers Watson to assist with the review of our executive pay programs. Willis Towers Watson analyzed our executive compensation structure and plan designs and assessed whether the executive compensation program is competitive and consistent with our overall executive compensation philosophy.

In performing their work, Willis Towers Watson developed comparative market data based on the following comparator group of companies, which was approved by the Compensation Committee:

Public Company Comparator Group(1)
Akamai Technologies, Inc.	Digital Realty Trust, Inc.	SBA Communications Corporation
Box, Inc.	EchoStar Corporation	Symantec Corporation
Cable ONE, Inc.	Equinix, Inc.	United States Cellular Corporation
Cogent Communications Holdings, Inc.	F5 Networks, Inc.	ViaSat, Inc.
CoreSite Realty Corporation	FireEye, Inc.
Crown Castle International Corp.	GTT Communications
CyrusOne Inc.	QTS Realty Trust, Inc.

(1)
Level 3 Communications, Inc. was removed in FY2018 as they were acquired by Centurylink

The Board and Compensation Committee have established the following procedures with regard to Compensation Committee consultants:

  •
  the Compensation Committee has the sole authority to retain, obtain the advice of and terminate any compensation consultant, independent legal counsel or other advisor;

42	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

  •
  the Compensation Committee may select such consultant only after considering the consultant's independence from the Company and management; and

  •
  the Compensation Committee evaluates the objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant.

The Compensation Committee assessed the independence of Willis Towers Watson as required by the Compensation Committee's charter, referenced above, and concluded that Willis Towers Watson is independent from the Company and management and that Willis Towers Watson's work has not raised any conflicts of interest.

Elements of Executive Compensation

The primary elements of the total compensation program for our named executive officers are outlined and summarized below.

Base Salary

We provide our executives with a base salary to appropriately compensate them for their role and the skills and abilities they bring to our organization. Our base salaries are generally below those of our peer companies. Our CEO's base salary is based on the minimum dollar amount required to participate in our 401(k) plan. Base salaries may be reviewed and adjusted from time to time based on individual merit, promotions or other changes in job responsibilities. During Fiscal 2018, the base salaries for our named executive officers other than Mr. Steinfort and Mr. desGarennes were unchanged from Fiscal 2017, in keeping with our philosophy of de-emphasizing fixed cash compensation. Mr. Steinfort's annual salary, however, was increased from $190k to

43	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

$240k as a result of his promotion to CFO in September 2017. Mr. desGarennes' compensation was reduced from $240k to $17.5k as part of his transition to an advisory role until his termination in February 2018.

Executive	Title	Annual Salary
Dan Caruso	Chief Executive Officer	$17,500
Matt Steinfort	Chief Financial Officer	$240,000
Jack Waters	Chief Technical Officer	$325,000
Andrew Crouch	(former) President & Chief Operating Officer	$240,000
Ken desGarennes(1)	(former) Chief Financial Officer	$17,500

(1)
Mr. desGarennes' compensation was reduced from $240k to $17.5k as part of his transition to an advisory role until his termination in February 2018

Incentive Cash Compensation ("ICC")

We also have a quarterly cash incentive plan in which most of our full-time, non-sales employees, including our executives (with exception of the CEO), participate. This plan provides our executives with potential cash payments that act as incentives for current performance, while also encouraging behavior that is consistent with our long-term goals.

We make ICC payments to participating executives if quarterly financial performance targets (based on Equity IRR improvement) and certain qualitative business unit and corporate objectives are met. This includes a qualitative self-assessment of each business unit's historical and projected Equity IRR contribution to the company. The financial targets and business unit and corporate objectives are recommended by the CEO (who does not participate in the plan) and are approved by the Compensation Committee. Our CEO recommends to the Compensation Committee the quarterly payouts under this plan, from 25% to 200% of target payout, based on the achievement of the financial performance targets and his assessment of achievement of business unit and corporate objectives. The actual financial results may be adjusted up or down to normalize for certain non-recurring or unusual events (e.g., timing impact of a major acquisition) with approval of the Compensation Committee.

In Fiscal 2018, quarterly ICC incentives were earned based on our Equity IRR performance. Equity IRR is a critical measure of our performance, providing an assessment of our effectiveness in generating returns on the equity capital we invest in our business.

At the beginning of the performance period, we calculate our Equity Value by applying a constant multiple to our EBITDA during the period to establish our Total Enterprise Value. Net debt is subtracted from our Total Enterprise Value to establish our Equity Value. At the end of the period, we calculate our Equity Value using this same multiple and subtract any equity invested in the business during the period. We then compare the period ending Equity Value to the Equity Value at the beginning of the period to determine our Equity IRR.

Illustrative Calculation of Equity IRR

Equity IRR for each quarter is calculated over a four-quarter basis. A historical view looks at the prior four quarters, and a forward-looking trajectory view focuses on leading indicators that may impact subsequent four-quarter Equity IRR. We measure our performance over multiple quarters to reduce the effect of short-term fluctuations in the financial components that are used to calculate our Equity IRR. We believe the use of the Equity IRR calculation provides a good measure for short-term and long-term compensation, as the consistent growth will lead to continued long-term value creation for our employees and shareholders.

44	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to measuring the overall company level Equity IRR, we measure our individual business segments' overall Equity IRR performance by determining the equity value created at the segment level through the use of an EBITDA multiple consistent with the market multiple for each of our segments.

The specific Equity IRR performance ranges and associated ICC payout ranges for each quarter in Fiscal 2018 were as follows:

Equity IRR Performance Threshold	Non-Equity Incentive Compensation Plan Payout of Target
Less than 6%	25%
Between 6% - 10%	25% - 50%
Between 10% - 20%	50% - 100%
Between 20% - 30%	100% - 150%
Between 30% - 40%	150% - 200%

Actual ICC payouts for participating NEOs were approved by the Committee and the Board following their evaluation of our Equity IRR performance and our performance relative to qualitative business unit and qualitative corporate objectives.

The following table shows the payouts as a percentage of target that were earned by our named executive officers for each quarter of Fiscal 2018. The company-wide ICC payouts, driven largely by our Equity IRR calculations, were 45%, 65%, 60% and 40% for the first quarter, second quarter, third quarter and fourth quarter, respectively, of Fiscal 2018. All NEOs (with exception of Andrew Crouch) had payouts lower than the company payouts for the full fiscal year 2018. Mr. Crouch received 100% of his target for fiscal Q1 per his sign-on arrangement. Our executives received lower than overall company payouts when our Equity IRR was below our targets, as we hold executives disproportionately accountable for operational performance below expectations.

	ICC Plan Payout % of Target

Named Executive Officer	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Annual
Dan Caruso	na	na	na	na	na
Matt Steinfort	30%	50%	45%	0%	31%
Jack Waters	30%	50%	45%	0%	31%
Andrew Crouch	100%	50%	na	na	75%
Ken desGarennes	25%	na	na	na	25%
Company Payout	45%	65%	60%	40%	53%

The table below shows the aggregate four quarter ICC targets and actual payouts based on the payout percentages noted above for Fiscal 2018 for our named executive officers.

Name	Plan Target Payout	Plan Actual Payout
Dan Caruso	$—	$—
Matt Steinfort	$300,000	$93,750
Jack Waters	$200,000	$62,500
Andrew Crouch	$150,000	$112,500
Ken desGarennes	$75,000	$18,750

45	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Performance Restricted Stock Units

A significant percentage of total compensation for our executives consists of long-term incentive compensation in the form of RSUs. We believe RSUs both reward our named executive officers for delivering meaningful returns to our shareholders and promote stock ownership, creating a clear link between the interest of executives and those of stockholders. In support of our compensation objectives, the target value of equity compensation is generally above market levels, so that, when combined with our below market cash compensation, we create total compensation opportunities above the market median of our industry when we deliver outstanding performance.

The opportunity for our named executive officers to earn RSUs is provided through our Part A and Part B RSU programs. Both the Part A and Part B RSUs are earned based on the achievement of performance goals, with our Part A RSUs being earned based on financial and operational performance and the Part B RSUs being earned based on our stock price appreciation. In Fiscal 2018, 87% of Mr. Caruso's RSU target compensation was delivered in the form of Part B RSUs and 13% through Part A RSUs. For our other named executive officers, with the exception of Mr. desGarennes, 29-45% of their RSU target compensation was delivered in the form of Part B RSUs, with the balance taking the form of Part A RSUs. Mr. desGarennes' RSU target compensation was 100% delivered in the form of Part B RSUs.

Part A RSUs.    Under our Part A RSU program, our executives are eligible to earn quarterly awards of RSUs. Each participant in the Part A program has a target annual award value. 25% of the target annual award value is allocated to each fiscal quarter. Participants are eligible to earn Part A RSUs each quarter up to 300% of their quarterly target award. The actual value of Part A RSUs earned for any fiscal quarter is determined in the sole discretion of the Compensation Committee, taking into account the Company's Equity IRR for the quarter and other Company, group and individual performance factors. The table below provides the Fiscal 2018 quarterly and full year target award values for each of our named executive officers under our Part A RSUs program.

	Part A Quarterly Target Compensation Summary ($000s)

Name	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year Target
Dan Caruso(1)	$1,247	$0	$0	$0	$1,247
Matt Steinfort	$433	$433	$433	$433	$1,730
Jack Waters	$391	$391	$391	$586	$1,758
Andrew Crouch	$1,308	$1,308	$1,308	na	$3,923
Ken desGarennes	na	na	na	na	na

(1)
In fiscal 2nd quarter, Mr. Caruso's Part A target was eliminated and shifted to 100% Part B

The number of Part A RSUs granted is calculated at the end of each quarter based on the percentage of target achieved multiplied by the target grant value divided by the average closing price of the Company's Common Stock over the last ten trading days of the quarter. Part A RSUs vest fifteen months after the beginning of the measurement period, contingent upon continued employment at the time of vesting, and at that time convert into an equal number of shares of Company Common Stock. We believe our practice of making quarterly grants that vest five quarters after the beginning of the measurement period, versus other plans that make larger annual grants that vest over a longer period of time (e.g., three years), is comparable in terms of the time it takes to vest a full year's worth of granted equity (as illustrated below) and more effectively aligns determination of payout with actual company performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Part A Granting and Vesting Illustration

The table below details the Equity IRR performance ranges used to determine quarterly grants during Fiscal 2018.

Part A Payout % at Top End of Range by Quarter Immediately Preceding the Grant Date

Equity IRR Performance Threshold	September 30, 2017	December 30, 2017	March 31, 2018	June 30, 2018
Less than 6%	25%	25%	25%	25%
Between 6% - 10%	25% - 50%	25% - 50%	25% - 50%	25% - 50%
Between 10% - 20%	50% - 100%	50% - 100%	50% - 100%	50% - 100%
Between 20% - 30%	100% - 150%	100% - 150%	100% - 150%	100% - 200%
Between 30% - 40%	150% - 200%	150% - 200%	150% - 200%	200% - 300%

The table below details the Part A RSUs granted to our named executive officers during Fiscal 2018. The company-wide Part A payouts, driven largely by our Equity IRR calculations, were 55%, 75%, 100% and 85% for the first quarter, second quarter, third quarter and fourth quarter, respectively. The first quarter Part A RSU payout for Mr. Caruso was 0% given our Equity IRR relative to our expectations and to make RSUs available to reward key employees and top sales contributors during the quarter. In general the other NEOs received slightly higher RSU payouts than the rest of the company as they had lower ICC payouts. Fiscal fourth quarter payout of

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COMPENSATION DISCUSSION AND ANALYSIS

200% for Mr. Steinfort and Mr. Waters was delivered to reward them for their strong leadership and their absorption of the responsibilities of Mr. Crouch who departed in May 2018.

	Part A Payouts for Compensation Earned by Quarter in Fiscal 2018

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter

Executive	Shrs Granted	% of Target	Shrs Granted	% of Target	Shrs Granted	% of Target	Shrs Granted	% of Target
Dan Caruso	0	0%	n/a	n/a	n/a	n/a	n/a	n/a
Matt Steinfort	9,363	75%	10,086	85%	15,669	125%	23,758	200%
Jack Waters	8,457	75%	9,109	85%	21,228	125%	32,186	200%
Andrew Crouch	28,307	75%	30,490	85%	0	0%	n/a	n/a
Ken desGarennes	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Company Payout		55%		75%		100%		85%

Note: Reflects RSU grants earned based on target compensation. Excludes sign-on RSUs for Mr. Crouch and Mr. Waters.

Part B RSUs.    Under our Part B RSU program, our named executive officers are awarded grants of Part B RSUs on a quarterly basis. The number of Part B RSUs granted at the beginning of the measurement period is based upon the applicable NEO's target value divided by the average closing price of the Company's Common Stock over the last ten trading days of the quarter preceding the measurement period, increased by 15%, which represents our target stock price appreciation over the associated performance period. We believe our 15% stock price appreciation objective represents a challenging performance objective, which significantly exceeds historical market returns. The number of shares that vest in relation to the Part B RSUs is based on our stock price appreciation over the 12 month measurement period following the grant. In Fiscal 2018, all shares vesting in relation to Part B RSUs were required to be held by the recipients for 12 months following the vesting dates.

Part B Grant and Earning Illustration

48	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The table below details our named executive officers' quarterly Part B RSU target awards during Fiscal 2018. The target Part B RSU awards were calculated based on an average closing price of our Common Stock for the last ten trading days of each quarter, increased by 20% for the 1st quarter and increased by 15% for the 2nd, 3rd and 4th quarters. For the quarters ended June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018, the average closing price was $31.50, $34.64, $36.45 and $34.50, respectively.

	Summary of Part B RSU Targets and Grants during Fiscal 2018

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter

Name	Quarterly Target $000s	# of RSUs	Quarterly Target $000s	# of RSUs	Quarterly Target $000s	# of RSUs	Quarterly Target $000s	# of RSUs
Dan Caruso	$2,681	70,492	$1,964	49,307	$1,964	46,863	$1,964	49,509
Matt Steinfort	$126	3,326	$216	5,428	$216	5,159	$216	5,450
Jack Waters	$391	10,335	$195	4,902	$98	2,330	$98	2,461
Andrew Crouch	$1,308	34,592	$654	16,410	$654	15,596	$654	16,477
Ken desGarennes	$1,226	32,423	n/a	n/a	n/a	n/a	n/a	n/a

Part B RSUs are earned based on our stock price performance over the one year performance period following the initial award. Our stock price performance is determined using our average closing stock price over the last ten trading days of the quarter immediately prior to the grant and the average closing price over the last ten trading days of the measurement period. The actual number of Part B RSUs earned under each quarterly grant during Fiscal 2018 will be based on the table below. No Part B RSUs will be earned if our stock price increases less than 10% during the associated performance period. The Part B share program is limited to our key executives who are driving the strategy and execution at the corporate level, across all of our business segments. Part Bs as a percentage of the NEOs executives' compensation target ranges from 25%-50% of their RSU compensation (100% for Mr. Caruso) to directly align with shareholder returns. For the quarter ending December 31, 2018, we recalibrated the target payout and stock price performance requirement for Part B RSUs to more closely align our executive pay to market level. The target payout was reduced to 50% of the fiscal 2017 target amount and the stock price performance requirement set at an above-market 15% year-over-year increase, as illustrated below.

Payout % at Top End of Range by Quarter Immediately Preceding the Grant Date

Stock Price Performance	September 30, 2017
Less than 6%	0%
Between 6% - 10%	0%
Between 10% - 20%	0% - 100%
Between 20% - 30%	100% - 200%
Between 30% - 40%	200% - 420%

Payout % at Top End of Range by Quarter Immediately Preceding the Grant Date

Stock Price Performance	December 30, 2017 to June 30, 2018
Less than 10%	0%
Between 10% - 12.5%	0% - 50%
Between 12.5% - 15%	50% - 100%
Between 15% - 20%	100% - 200%
Between 20% - 30%	200% - 400%
Between 30% - 40%	400% - 840%

The value of the shares earned under the Part B RSU program is capped such that in the event that stock price performance exceeds 40%, the number of shares earned by our named executive officers are adjusted downward

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so that the value of the earned shares does not exceed the value of the shares that would be earned assuming we achieve 40% stock price appreciation.

The table below details the actual number of Part B RSUs granted during Fiscal 2017 that were earned during 2018. Our stock price appreciation over the one year period associated with the four quarterly awards was 15%, 16%, 10% and 4%. The summary below reflects the shares vested based on the payout schedule associated with the stock price appreciation. The Part B program delivers meaningful incentives when we create significant value for our shareholders. When our price appreciation is less than 10%, which is above the long-term return of the public markets, our executives earn no payout under the program.

	Part B Payouts for Compensation Earned by Quarter in Fiscal 2018

	1st Quarter			2nd Quarter			3rd Quarter			4th Quarter			Full Year

Executive	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %
Dan Caruso	71,160	51,851	73%	67,113	52,288	78%	56,286	19,250	34%	67,439	0	0%	261,998	123,389	47%
Matt Steinfort	n/a	n/a	n/a	n/a	n/a	n/a	2,306	789	34%	2,311	0	0%	4,617	789	17%
Jack Waters	n/a	n/a	n/a	n/a	n/a	n/a	9,805	3,353	34%	9,824	0	0%	19,629	3.353	17%
Andrew Crouch	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	32,884	0	0%	32,884	0	0%
Ken desGarennes	53,752	39,167	73%	50,695	39,497	78%	42,517	14,541	34%	30,822	0	0%	177,786	93,205	52%

Sign-On RSUs.    In Fiscal 2018, Messrs Crouch and Waters received 173,638 shares and 39,410 shares, respectively, of the Company's Common Stock upon the vesting of special one-time sign-on awards of RSUs that were awarded when they joined the Company pursuant to the terms of their employment agreements. Per such agreements, the RSUs were granted and vested the same day in order to reflect the dollar amounts noted in their agreements. See "— Employment Agreements" below for more detail about the timing and amounts of such awards.

Benefits

We offer our executives the same health and welfare benefit and disability plans that we offer to all of our employees. These benefits are consistent with industry norms and, combined with the other elements of executive compensation, are necessary to be competitive with peers in attracting and retaining talent.

Change of Control and Accelerated Vesting

Under the respective employment agreements for Messrs. Crouch and Waters, each of their one-time sign-on awards of RSUs vest in full within 60 days of a change of control of the Company (as defined in such employment agreements). Under our 2014 Stock Incentive Plan, as amended, if a "change of control" of the Company occurs as defined in such 2014 Stock Incentive Plan, the Compensation Committee must provide for the treatment of any unvested RSU awards pursuant to one or a combination of the following methods: (a) cancellation and cash settlement of all such awards; (b) accelerated vesting of all such awards, based on the greater of performance through a date determined by the Compensation Committee or target performance, if applicable; and (c) assumption or continuation of all such awards by the successor company, provided that the vesting of such awards will be accelerated if the grantee is terminated without cause within 18 months after such change in control.

Employment Agreements

Dan Caruso is currently party to an Executive Severance Agreement with the Company, effective November 27, 2017 (the "Severance Agreement"). The Severance Agreement provides that if Mr. Caruso's employment is terminated by the Company without Cause or by Mr. Caruso for Good Reason (as such terms are defined in the Severance Agreement), (i) all of Mr. Caruso's unvested equity will continue to vest in accordance with the applicable equity grant agreements in place, (ii) Mr. Caruso and his dependents will continue to receive health care benefits for up to six months following such termination, and (iii) the Company will continue to be responsible for fifty percent of any unused hours remaining on the then currently effective corporate jet

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services agreements entered into by Bear Equity, LLC. The Severance Agreement also provides that in the event of a Change in Control (as such term is defined in the Severance Agreement), all unvested equity awards will vest pursuant the terms of the Severance Agreement.

Dan Caruso was also party to an employment agreement effective February 15, 2014 for a term that expired on July 2, 2017. The previous employment agreement could be terminated by Mr. Caruso, Communications Infrastructure Investments, LLC ("CII") or the Company for any or no reason at any time subject to certain conditions. If Mr. Caruso resigned for Good Reason or was terminated without Cause (as such terms are defined in the employment agreement), or upon his death, he was entitled to receive his base salary through the termination date and any accrued benefits, and all of his unvested common units were immediately deemed fully vested as of the termination date. Mr. Caruso was restricted from participating in a competing business and soliciting our current customers or hiring our existing employees or contractors through July 2, 2017, except that these restrictions did not apply to Mr. Caruso in the event of a Company sale, his termination without Cause or his voluntary resignation with Good Reason or in certain other circumstances set forth in the employment agreement. The employment agreement also confirmed that Mr. Caruso's previously issued equity compensation awards of common units and preferred units in CII fully vested as of February 15, 2014, except with respect to certain unvested common units that vested as provided in Schedule A to the employment agreement. In accordance with Schedule A of the agreement, Mr. Caruso's unvested common units were to vest one-third on the first anniversary of the grant date and thereafter one-thirty sixth of the total number of units in the grant vested each month until fully vested on the third anniversary of the grant date. We had the right to repurchase vested units held by Mr. Caruso at fair market value upon a breach by Mr. Caruso of any term of his employment agreement or certain other agreements with us.

Jack Waters is party to an employment agreement, dated July 27, 2016. Pursuant to such employment agreement, Mr. Waters receives an annual base salary of $325,000, target annual ICC of $200,000 (quarterly targets of $50,000 each), and target annual equity compensation (in the form of RSUs) of $3,125,000. In addition, Mr. Waters was granted, upon his appointment, a one-time sign-on award of RSUs with an aggregate value of $3,500,000, vesting in five equal installments on each of December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 (with the number of shares delivered on each vesting date calculated to be based on the closing market price of our Common Stock for the prior 10 trading days). If Mr. Waters was terminated without cause prior to December 31, 2017, he would have received a one-time lump sum cash payment from the Company equal to either $600,000, if the date of termination was March 31, 2017, or $300,000, if the date of termination is on or after March 31, 2017 and on or prior to December 31, 2017.

Matt Steinfort is party to an employment agreement, dated September 11, 2017. Pursuant to such employment agreement, Mr.Steinfort receives an annual base salary of $240,000, target annual ICC of $300,000 (quarterly targets of $75,000 each), and target annual equity compensation (in the form of RSUs) of $3,460,000. If at any time prior to December 31, 2019, Mr. Steinfort's employment is terminated by the Company other than for Cause or by Mr. Steinfort for Good Reason or a Change of Control occurs (as such terms are defined in Mr. Steinfort's employment agreement), Mr. Steinfort will receive either cash, vested RSUs, or a combination thereof, in an amount equal to the difference between $3 million and the aggregate value of all of Mr. Steinfort's vested RSUs as of the date of any such event.

Andrew Crouch was party to an employment agreement, dated March 31, 2017. Pursuant to such employment agreement, Mr. Crouch received an annual base salary of $240,000, target annual ICC of $300,000 (quarterly targets of $75,000 each), and target annual equity compensation (in the form of RSUs) of $10,460,000 (quarterly targets of $2,615,000 each). In addition, Mr. Crouch was granted, upon his appointment, a one-time sign-on award of RSUs with an aggregate value of $7,500,000, vesting in five equal installments on each of June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018 and April 30, 2018 (with the number of shares delivered on each vesting date calculated to be based on the closing market price of our Common Stock for the prior 10 trading days). While employed, Mr. Crouch also received quarterly ICC payments of not less than 100% of his target amount for the first three quarters of his employment, and quarterly ICC payments of not less than 50% of his target amount for the following two quarters. Pursuant to the employment agreement, Mr. Crouch also received "Part A" RSUs and "Part B" RSUs that would have vested in October 2018 and July 2018,

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respectively, had his employment not terminated in May 2018. The Company also agreed to reimburse Mr. Crouch for up to $150,000 in documented relocation expenses in connection with his relocation to the U.S.

We do not maintain any employment agreements with any of our other named executive officers.

Stock Ownership Guidelines

Our Board believes that Company directors and executive officers should have a meaningful ownership stake in the Company to align the financial interests of executives, directors and stockholders, to foster a long-term management orientation and to promote sound corporate governance. Therefore, the Board has adopted stock ownership guidelines that apply to our non-employee directors and our executive officers. Under these guidelines, our executive officers are required to own shares of our Common Stock equal in value to multiples of their base salaries as follows: Chief Executive Officer — 8x; Chief Financial Officer — 5x; other executive officers — 3x. Our non-employee directors are required to own shares of our Common Stock equal in value to five times the annual retainer for Board service (assuming each director elected to receive the annual retainer in cash, after taxes and excluding Committee fees or fees for service as Lead Director). Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines.

Executive officers and non-employee directors (collectively, "Participants") must meet their applicable stock ownership targets within five years of becoming subject to the guidelines. Until a Participant achieves the required level of ownership, he or she is required to retain at least 50% of the net shares received as a result of the vesting of equity grants. Net shares are those that remain after shares are netted to pay any applicable tax withholdings. Furthermore, after reaching the applicable stock ownership target, our executive officers are required to retain at least 50% of the net shares received as a result of the vesting of equity grants for a period of one year from the date of vesting. Shares of Common Stock owned outright or underlying time-vesting equity grants are counted for purposes of these guidelines.

Compliance with stock ownership guidelines is monitored by the Nominating & Governance Committee, which is required to make an annual report regarding compliance to the full Board.

All of the Company's directors and executive officers are in compliance with our stock ownership guidelines as of the date hereof.

Pledging and Hedging of Company Securities

Pursuant to a revised insider trading policy adopted by our Board in August 2016, and further revised in May 2018, our directors, officers and all other employees are prohibited from pledging Company stock in order to secure personal loans or other obligations, including holding Company stock in a margin account. Individuals who have Company stock pledged as of the date of the revised policy were allowed until December 31, 2016 to remove the pledged status of the stock. Also pursuant to such revised policy, our directors, officers and all other employees are prohibited from engaging in short sales involving Company securities; "derivative" transactions, including exchange-traded put or call options; purchasing financial instruments intended to offset decreases in the market value of Company securities (such as prepaid variable forward contracts, equity swaps, collars and exchange funds); or entering into any other transactions with respect to Company securities with comparable economic consequences in short sales or other derivative or hedging transactions with respect to Company securities, with no exceptions pre-approved or pre-cleared transaction.

Tax Deductibility Limits on Executive Compensation

With the enactment of the Tax Cuts and Jobs Act in December 2017, for taxable years beginning after December 31, 2017, the deductibility exemption for performance-based compensation under Section 162(m) has been eliminated. As a result, compensation in excess of $1 million paid to covered executive officers generally will not be deductible unless the compensation qualifies for certain transition relief under the Tax Cuts and Jobs Act. As a result, we continue to assess how the amendments to Section 162(m) may affect our annual and

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long-term incentive compensation. Given our commitment to tying the compensation of our executives to the performance of the Company, at this time we do not expect there to be material changes made to the manner in which we award our incentive compensation.

CEO Pay Ratio

In Fiscal 2018, our CEO's total compensation was $7.3 million versus our median employee compensation of $67k, both calculated in the same manner as set forth in the Summary Compensation Table included in this proxy statement. This reflects a CEO pay ratio of 109:1. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Our median employee annual pay calculation was determined by reviewing the compensation of all active employees as of June 30, 2018 based on total taxable compensation for the fiscal year 2018, which includes all cash compensation, including incentive cash compensation, and any vested restricted stock units.

The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Risk Considerations in Compensation Programs

In Fiscal 2018, we conducted an assessment of our compensation policies and practices for our executives and employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on our Company.

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Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation of our named executive officers in Fiscal 2018, Fiscal 2017 and Fiscal 2016.

Name and Principal Position	Fiscal Year	Salary($)(4)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Dan Caruso	2018	$17,500	$7,317,761	—	$175	$7,335,436
Chief Executive Officer	2017	$17,500	$15,137,857	—	$328	$15,155,685
	2016	$17,500	$11,844,408	—	—	$11,861,908
Matt Steinfort	2018	$229,773	$2,030,756	$93,750	$5,400	$2,356,679
Chief Financial Officer	2017	—	—	—	—	—
	2016	—	—	—	—	—
Jack Waters	2018	$325,000	$3,586,186	$62,500	$5,400	$3,979,086
Chief Technology Officer & President of Fiber	2017	$285,606	$2,860,129	$50,000	$4,879	$3,200,615
Solutions	2016	—	—	—	—	—
Andrew Crouch	2018	$200,909	$12,429,581	$112,500	—	$12,742,990
(former) President & Chief Operating Officer	2017	$42,000	$2,343,603	$150,000	—	$2,535,603
	2016	—	—	—	—	—
Ken desGarennes	2018	$66,297	$974,635	$18,750	—	$1,040,932
(former) Chief Financial Officer	2017	$240,000	$9,048,400	$60,000	$5,400	$9,353,800
	2016	$240,000	$6,823,981	$172,500	$5,300	$7,241,781

(1)
Stock awards reported include both the grant date value of the Part A RSU awards and Part B RSU awards, in each case calculated in accordance with FASB ASC Topic 718. For the Part B RSU awards, the values reported in the table are based on the target award based grant date fair value. The grant date fair values of the Part B RSU awards, assuming maximum performance, are: Mr. Caruso—$43,455,244, Mr. Steinfort—$4,298,548, Mr. Waters—$3,477,098, Mr. Crouch—$15,650,638 and Mr. desGarennes—$3,508,687.

(2)
Comprises compensation earned in the respective year under our quarterly non-equity incentive plan, which we describe under "Elements of Executive Compensation — Incentive Cash Compensation (ICC)."

(3)
Reflects 401(k) matching contributions.

(4)
Reflects partial year compensation, Mr. Crouch terminated employment on May 1, 2018 and Mr. deGarennes terminated employment on February 9, 2018. Mr. desGarennes' compensation was reduced in October 2017 to $17.5k as part of his transition to an advisory role until his termination in February 2018.

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Grants of Plan Based Awards in Fiscal 2018

The following table provides information about grants of plan-based awards to our named executive officers in Fiscal 2018 and non-equity incentive plan award information for Fiscal 2018:

	Grant	Estimated possible payouts under non-equity incentive plan awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards

Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(4)	($)
Dan Caruso
Part B	7/6/17	—	—	—	7,804	70,942	255,391	—	$2,132,516
Part B	10/10/17	—	—	—	10,207	49,307	340,218	—	$1,691,230
Part B	1/5/18	—	—	—	9,701	46,863	323,355	—	$1,689,411
Part B	4/5/18	—	—	—	10,248	49,509	341,612	—	$1,804,603
Matt Steinfort
Part A	9/27/17	—	—	—	—	—	—	3,545	$121,345
Part A	11/28/17	—	—	—	—	—	—	9,363	$334,259
Part A	2/28/18	—	—	—	—	—	—	10,086	$361,583
Part A	5/29/18	—	—	—	—	—	—	15,669	$542,774
Part B	7/6/17	—	—	—	366	3,326	11,974	—	$99.980
Part B	10/10/17	—	—	—	1,124	5,428	37,453	—	$186,180
Part B	1/5/18	—	—	—	1,068	5,159	35,597	—	$185,982
Part B	4/5/18	—	—	—	1,128	5,450	37,605	—	$198,653
Cash Incentive			$300,000	$600,000
Jack Waters
Part A	9/27/17	—	—	—	—	—	—	3,720	$127,336
Part A	11/28/17	—	—	—	—	—	—	8,457	$301,915
Part A	2/28/18	—	—	—	—	—	—	9,109	$326,558
Part A	6/11/18	—	—	—	—	—	—	21,228	$775,671
Sign-on RSU	9/30/17	—	—	—	—	—	—	20,206	$695,490
Sign-on RSU	12/29/17	—	—	—	—	—	—	19,204	$706,707
Part B	7/6/17	—	—	—	1,137	10,335	37,206	—	$310,670
Part B	10/10/17	—	—	—	1,015	4,902	33,824	—	$168,139
Part B	1/5/18	—	—	—	482	2,330	16,077	—	$83,997
Part B	4/5/18	—	—	—	509	2,461	16,981	—	$89,703
Cash Incentive			$200,000	$400,000
Andrew Crouch
Part A	9/27/17	—	—	—	—	—	—	41,511	$1,420,922
Part A	11/28/17	—	—	—	—	—	—	28,307	$1,010,560
Part A	2/28/18	—	—	—	—	—	—	30,490	$1,093,066
Sign-on RSU	9/30/17	—	—	—	—	—	—	48,449	$1,667,614
Sign-on RSU	12/31/17	—	—	—	—	—	—	41,452	$1,514,394
Sign-on RSU	3/30/18	—	—	—	—	—	—	43,476	$1,485,140
Sign-on RSU	4/30/18	—	—	—	—	—	—	40,561	$1,472,364
Part B	7/6/17	—	—	—	3,805	34,592	124,531	—	$1,039,835
Part B	10/10/17	—	—	—	3,397	16,410	113,229	—	$562,863
Part B	1/5/18	—	—	—	3,228	15,596	107,612	—	$562,236
Part B	4/5/18	—	—	—	3,411	16,477	113,691	—	$600,587
Cash Incentive			$150,000	$300,000
Ken desGarennes
Part B	7/6/17	—	—	—	3,567	32,423	116,723	—	$974,635
Cash Incentive			$75,000	$150,000
(1)
These figures represent the threshold, target and maximum annual cash payout opportunity for each executive under our non-equity incentive compensation plan during Fiscal 2018 (See "Elements of Executive Compensation — Incentive Cash Compensation (ICC)" for additional information regarding this plan and the actual payouts for Fiscal 2018).

(2)
These figures represent the threshold, target and maximum number of shares eligible to vest under Part B RSU Awards granted in Fiscal 2018 (See "Elements of Executive Compensation — Performance RSUs — Part B RSUs" for additional information regarding the Part B RSU awards).

(3)
The awards shown in this column vest, if at all, based upon (i) Company stock price performance over a performance period of one year with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through twelve to fifteen months after the last day of the quarter preceding the grant date of the Part B RSU.

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(4)
These figures represent Part A RSUs. The awards shown in this column vest based upon continued employment through one year after the first day of the quarter in which the Part A RSU grant is made and at that time will be exchanged for an equal number of shares in the Company's Common Stock. These Part A RSUs were granted based upon performance for the last quarter of the prior fiscal year. Due to SEC reporting rules, equity grants are reported on the date of grant, regardless of what performance period they are tied to. As such, the Part A RSUs granted in connection with performance for the last quarter of fiscal year 2018 are not reported here, but will be set forth in next year's proxy.

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Outstanding Equity Awards at 2018 Fiscal Year End

The table below lists the number and value of shares of Zayo Common Stock distributed in respect of Zayo RSU awards that have not vested at the end of Fiscal 2018:

	Grant Date	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(4)
Dan Caruso
Part B RSU's	10/10/17			49,307	$1,798,719
	1/5/18			46,863	$1,709,562
	4/5/18			49,509	$1,806,088
Matt Steinfort
Part A RSU's	9/27/17	3,545	$129,322
	11/28/17	9,363	$341,562
	2/28/18	10,086	$367,937
	5/29/18	15,669	$571,605
Part B RSU's	10/10/17			5,428	$198,013
	1/5/18			5,159	$188,200
	4/5/18			5,450	$198,816
Jack Waters
Part A RSU's	9/27/17	3,720	$135,706
	11/28/17	8,457	$308,511
	2/28/18	9,109	$332,296
	6/11/18	21,228	$774,397
Part B RSU's	10/10/17			4,902	$178,825
	1/5/18			2,330	$84,998
	4/5/18			2,461	$89,777
(1)
Part A RSUs vest based upon continued employment through one year after the first day of the quarter in which the Part A RSU grant is made and at that time will be exchanged for an equal number of shares in the Company's Common Stock.

(2)
Market value is based on the closing stock price at the end of Fiscal 2018.

(3)
Part B RSUs vest, if at all, based upon (i) Company stock price performance over a performance period of four fiscal quarters with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through twelve to fifteen months after the last day of the quarter preceding the grant date of the Part B RSU.

(4)
Market value is based on the closing stock price at the end of Fiscal 2018, assuming payout at target in respect of the 10/10/17, 1/5/18 and 4/5/18 grants.

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Option Exercises and Stock Vested in 2018

The table below sets forth the numbers of shares of Common Stock that vested in Fiscal 2018 in respect of Zayo RSU awards:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dan Caruso
Part A RSUs	108,224	$3,811,528
Part B RSUs	112,718	$4,010,399
Matt Steinfort
Part A RSUs	15,424	$549,833
Part B RSUs	4,723	$168,421
Jack Waters
Part A RSUs	47,073	$1,681,744
Part B RSUs	9,352	$342,234
Andrew Crouch
Part A RSUs	173,638	$6,139,513
Part B RSUs	—	—
Ken desGarennes
Part A RSUs	17,227	$611,018
Part B RSUs	54,038	$1,894,596
(1)
Value is based on the closing stock price at each vesting date.

Pension Benefits for Fiscal 2018

We do not maintain a defined benefit pension plan for executives, and there were no pension benefits earned by our executives in Fiscal 2018.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have any nonqualified defined contribution or other nonqualified deferred compensation plans covering our executives.

Potential Payments upon Termination or Change-in-Control

See "— Change of Control and Accelerated Vesting" and "— Employment Agreements" above for information regarding vesting of RSUs upon a change of control of the Company, resignation for good cause or termination without cause. The following table sets forth information about the market value of Company RSUs held by each

58	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

of the named executive officers that would have accelerated upon a change in control, resignation for good cause or termination without cause on the last day of Fiscal Year 2018:

Name	Market Value of Unvested RSUs as of June 30, 2018 that would vest upon Change in Control ($)(1)	Market Value of Zayo Shares Distributed in respect of Unvested RSUs as of June 30, 2018 that would vest upon resignation for good reason, termination without cause or death	Cash severance payable upon termination without cause as of June 30, 2018	Other(2)	Total
Dan Caruso	$5,314,370	—	—	$328,131	$5,642,500
Matt Steinfort	—	—	—	$2,281,746	$2,281,746
Jack Waters	$1,904,511	—	—	—	$1,904,511
(1)
With respect to a change of control of the Company, the table above assumes that equity has not been assumed or continued by an acquiring or surviving company, or vesting accelerated upon the occurrence of a qualified termination following the change of control.

(2)
Mr. Caruso's amount includes health benefits and 50% of Mr. Caruso's FY 2018 corporate jet expense. Mr. Steinfort's amount is the difference between $3 million and the aggregate value of Mr. Steinfort's vested RSUs as of 6/30/2018.

See footnote 4 to "— Outstanding Equity Awards at 2018 Fiscal Year End" for information regarding the performance levels used to determine the market value of accelerated Part B RSUs.

Director Compensation

At the end of Fiscal 2018, our Board was comprised of our Chief Executive Officer, one representative from one of our private equity investors, and seven independent, non-employee directors. Neither our employee director nor the director representative of our private equity investor received any compensation for their services on either the Board or committees of the Board during Fiscal 2018. The following table details the compensation paid to our outside, non-employee directors that served on the Board during Fiscal 2018 and received compensation for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	All other Compensation ($)	Total ($)
Don Gips	—	$342,000	—	—	$342,000
Nina Richardson	$45,375	$202,125	—	—	$247,500
Rick Connor	—	$336,000	—	—	$336,000
Linda Rottenberg	—	$288,000	—	—	$288,000
Steve Kaplan	$74,250	$222,750	—	—	$297,000
Cathy Morris	—	$342,000	—	—	$342,000
Emily White	—	$264,000	—	—	$264,000
(1)
Equity grants are in the form of RSUs with valuation based on the average closing price of our Common Stock over the last ten trading days of the quarter ended immediately prior to the grant date and vest at the end of each quarter for which the grant was made.

We compensate our non-employee directors, other than Mr. Canfield, as follows:

  •
  an annual fee valued between $200,000 and $240,000, depending on the mix of cash and equity that such director elects to receive as compensation, paid quarterly;

  •
  an annual fee of $40,000 for Audit Committee members, with the chair receiving $80,000; $30,000 for Compensation Committee members, with the chair receiving $60,000; and $20,000 for each of Nominating and Governance Committee and Strategy Committee, with the chair of each receiving $40,000; and an annual fee of $25,000 to the Lead Director.

59	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The amounts set forth above assume that our directors are paid 50% in cash and 50% in equity in the form of RSUs granted quarterly and vesting at the end of the grant quarter. For those directors who elect to receive 75% of their compensation in the form of equity, their total compensation increases by 10%, and for those who elect to receive 100% equity, their total compensation increases by 20%.

We reimburse our non-employee directors for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at Board and Committee meetings as well as director education and other engagement events in accordance with our Director Education and Engagement Policy. We also provide liability insurance for our directors and officers.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2018, the members of our Compensation Committee were Mr. Gips, Mr. Kaplan and Ms. Morris. None of these individuals is an officer or employee, or former officer or employee, of us or any of our subsidiaries. Furthermore, none of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

60	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Compensation Plan Information

The following table presents information as of June 30, 2018 with respect to compensation plans under which shares of our Common Stock may be issued.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)(3)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table (#)(3)
Equity compensation plans approved by security holders	4,207,000	—	7,865,280
Equity compensation plans not approved by security holders	—	—	—
Total	4,207,000	—	7,865,280

(1)
Includes our 2014 Stock Incentive Plan, as amended, (2014 Plan) and assumes maximum performance is achieved on all outstanding RSUs as of June 30, 2018.

(2)
To date, only RSUs have been issued under our 2014 Plan and such RSUs have no exercise price.

(3)
The number of shares available for future issuance under our 2014 Plan is based on a formula. Our 2014 Plan provides that, subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our Common Stock that may be issued pursuant to stock awards under the 2014 Plan will initially be 14,000,000 shares of Common Stock. Commencing with the first business day of each fiscal year following Fiscal 2014 and until the expiration of the 2014 Plan, the number of shares of our Common Stock available for issuance under the 2014 Plan will be increased by a number such that the total amount available for issuance will be equal to six percent of the number of shares of our Common Stock outstanding on the last day of the immediately preceding fiscal year of the Company, calculated on a fully diluted basis. The number of shares of Common Stock available for issuance under the 2014 Plan was increased by 3,039,533 shares during Fiscal 2018 to equal 14,788,291, representing six percent of the number of shares of our Common Stock outstanding on the last day of the immediately preceding fiscal year.

61	2018 Proxy Statement

Compensation Committee Report

The Compensation Committee reviewed the Compensation Discussion and Analysis and discussed its contents with Company management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Don Gips
Steve Kaplan
Cathy Morris, Chairman

62	2018 Proxy Statement

Audit Committee Report

The Audit Committee oversees the Company's financing reporting process on behalf of the Board. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.

The Committee is governed by a charter. A copy of the charter can be accessed by clicking on "Corporate Governance" in the Investors section of our website, www.zayo.com. The charter was last amended effective February 7, 2017. The Committee held 4 meetings during fiscal year 2018. The Committee is comprised solely of independent directors as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

The meetings of the Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company's internal audit function and the Company's independent auditor. For the fiscal year ended June 30, 2018, the Audit Committee discussed with the Company's internal auditors and independent auditor the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control over financial reporting; and the overall quality of the Company's financial reporting.

The Audit Committee is responsible for the appointment, compensation and oversight of the Company's independent auditor. The Audit Committee is also involved in the selection of independent auditor's lead audit partner. The Audit Committee recognizes the importance of maintaining the independence of the Company's independent auditor, both in fact and appearance. Each year, the Committee evaluates the qualifications, performance and independence of the Company's independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors' (global) capabilities and the auditors' technical expertise and knowledge of the Company's operations and industry. Based on this evaluation, the Audit Committee retained KPMG LLP as the Company's independent auditor for the fiscal year ended June 30, 2018. KPMG LLP has been the independent auditor for the Company since its appointment as such for the fiscal year ended June 30, 2012. The members of the Audit Committee believe that, due to KPMG LLP's knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its shareholders to continue retention of KPMG LLP to serve as the Company's independent auditor for the fiscal year ending June 30, 2019. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue to recommend that the Board ask the shareholders, at the annual meeting of shareholders, to ratify the appointment of the independent auditors.

The Audit Committee reviewed with management the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in such financial statements. Furthermore, the Audit Committee reviewed and discussed with the Company's management and KPMG LLP the evaluation of the Company's design and functioning of its internal controls over financial reporting. The Audit Committee reviewed with KPMG LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting, their judgments as to the quality, not just the acceptability, of the Company's accounting principles. In addition, the Committee has discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence. The Audit Committee also considered the compatibility of non-audit services with KPMG LLP's independence.

63	2018 Proxy Statement

AUDIT COMMITTEE REPORT

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2018 for filing with the SEC.

The Audit Committee
Rick Connor, Chairman
Steve Kaplan
Cathy Morris

64	2018 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of September 7, 2018, unless otherwise indicated, by (i) each person known to the Company to be the beneficial owner of more than five percent of our Common Stock at the time of filing this proxy statement, (ii) each director and director nominee, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Zayo Group Holdings, Inc., 1821 30th Street, Unit A, Boulder, CO 80301.

We have based our calculation of the percentage of beneficial ownership on 246,469,980 shares of our Common Stock outstanding as of September 7, 2018. We have deemed shares of our Common Stock issuable pursuant to RSUs that are subject to vesting conditions expected to occur within 60 days of September 7, 2018, and where the number of shares that are vesting is determinable as of September 7, 2018, to be beneficially owned by the person holding the RSU and for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The information provided in the table is based on our records, information filed with the SEC and information provided to us as of the date of filing this proxy statement, except where otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Our 5% Stockholders
Dodge & Cox(2)	24,858,035	10.0%
The Vanguard Group(3)	17,844,098	7.2%
Our Directors and Director Nominees
Phil Canfield	228,126	*
Dan Caruso(4)	8,954,329	3.6%
Rick Connor	145,992	*
Scott Drake	0	*
Don Gips	56,995	*
Steve Kaplan	34,291	*
Cathy Morris	18,852	*
Nina Richardson	11,845	*
Linda Rottenberg	24,482	*
Emily White	11,348	*
Our Named Executive Officers
Andrew Crouch(5)	146,328	*
Ken desGarennes(6)	1,280,276	*
Matt Steinfort	18,635	*
Jack Waters	81,867	*
All directors and executive officers as a group(7)		4.5%

(*)
Less than one percent.

(1)
Beneficial ownership includes the following shares, which the executive officers and directors could acquire on or within 60 days after September 7, 2018: Mr. Caruso — 49,307; Mr. Connor — 2,307; Mr. Gips — 2,225; Mr. Kaplan — 1,529; Ms. Morris — 2,472; Ms. Richardson — 1,813; Ms. Rottenberg — 1,978; Mr. Steinfort — 8,226; Mr. Waters — 7,948; and Ms. White — 1,813.

65	2018 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)
According to Amendment No. 1 to Schedule 13G filed on April 9, 2018. Represents beneficial ownership as of March 31, 2018. The Reporting Person has sole power to vote or direct the vote of 23,653,009 shares and sole power to dispose or direct the disposition of 24,858,035 shares. The business address of the Reporting Person is 555 California, Street 40th Floor, San Francisco, CA 94104.

(3)
According to Schedule 13G filed on February 9, 2018. Represents beneficial ownership as of December 31, 2018. The Reporting Person has sole power to vote or direct the vote of 147,934 shares and the shared power to vote or direct the vote of 47,446 shares and the sole power to dispose or direct the disposition of 17,662,315 shares and the shared power to dispose or direct the disposition of 181,783 shares. The business address of the Reporting Person is 100 Vanguard Blvd., Malvern, PA, 19355.

(4)
Includes 8,066 shares held by Bear Equity, LLC; 1,130,957 shares held by Bear Investments, LLLP; 7,157,256 shares held by DPC Papa Bear Enterprises, LLC; and 127,886 shares held by the Daniel P. Caruso Development Fund. Mr. Caruso disclaims beneficial ownership of the shares held of record by DPC Papa Bear Enterprises, LLC and the Daniel P. Caruso Development Fund in excess of his pecuniary interest therein.

(5)
Effective May 1, 2018, Mr. Crouch ceased employment with the Company; his beneficial ownership of the Company's Common Stock is reported as of May 1, 2018.

(6)
Effective September 15, 2017, Mr. Steinfort replaced Mr. desGarennes as Chief Financial Officer of the Company. Mr. desGarennes ownership of the Company's Common Stock is reported as of September 15, 2017.

(7)
Includes shares beneficially owned by Sandra Mays, who was appointed as an executive officer effective August 21, 2018. As of September 7, 2018, Ms. Mays beneficially owned 202,174 shares on the Company's Common Stock, which includes 5,643 shares which Ms. Mays could acquire on or within 60 days after September 7, 2018.

66	2018 Proxy Statement

Certain Relationships and Related Party Transactions

Our Policy Regarding Related Party Transactions

Our Board has adopted a written policy for approval or ratification of transactions between us and our directors and executive officers, beneficial owners of more than 5% of our Common Stock or the immediate family members of any of the foregoing where the amount involved exceeds or is expected to exceed $120,000 in a single fiscal year, we or any of our subsidiaries is a participant, and the related person has or will have a direct or indirect interest. This policy is administered by our Audit Committee. The policy provides that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction.

Services Provided to and by Inteliquent, Inc.

In 2014, we spun off Onvoy, LLC ("Onvoy") to CII. In May 2016, CII sold Onvoy to GTCR, which beneficially owned approximately 9% of our stock in March 2018, prior to exiting its position in Zayo. In February 2017, GTCR purchased Inteliquent, Inc. and merged it with Onvoy. Phil Canfield, as a director of Zayo and Inteliquent, is a "related person" for purposes of transactions with Inteliquent. We have certain ongoing contractual relationships with Inteliquent, whereby we provide Inteliquent and its subsidiaries with bandwidth capacity and Inteliquent provides us with voice services. The contractual relationships are based on agreements between Inteliquent and us entered into at rates that we believe approximate market rates.

We or Inteliquent may terminate existing contracts in the future, or we may enter into additional or other contractual arrangements with Inteliquent as a result of which our contractual relationship with Inteliquent and the payments among us and Inteliquent pursuant to such contracts may substantially change.

The following table represents the revenue and expense transactions we recognized with Inteliquent for Fiscal 2018:

Year Ended June 30, 2018
(in millions)
Revenues	$7.4
Operating Costs	$2.7

Other Customers and Vendor Contracts

Cision Ltd. is a customer of Zayo that provided approximately $150,000 in revenue in Fiscal 2018. Phil Canfield, as a director of Zayo and Cision, is a "related person" for purposes of transactions with Cision.

Park Place Technologies is a vendor of Zayo providing services that cost the Company approximately $185,000 in Fiscal 2018. Phil Canfield, as a director of Zayo and Managing Partner of Park Place Technologies, is a "related person" for purposes of transactions with Park Place Technologies.

We believe that the terms of each of the above customer and vendor transactions were made on arms-length terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

67	2018 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Executive Aircraft Agreement

Dan Caruso, our Chief Executive Officer and Chairman of our Board, is a party to an aircraft charter (or membership) agreement through his affiliate, Bear Equity LLC, for business and personal travel. Under the terms of the charter agreement, all fees for the use of the aircraft are effectively variable in nature. For his business travel on behalf of the Company, Mr. Caruso is reimbursed for his use of the aircraft subject to quarterly and annual maximum reimbursement thresholds approved by our Nominating and Governance Committee. During Fiscal 2018, we reimbursed Mr. Caruso approximately $0.7 million for his business use of the aircraft.

68	2018 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, "Reporting Persons"), to file reports of ownership with the SEC. Reporting Persons are required by the Act regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by us during Fiscal 2018, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that its Reporting Persons were in compliance with all applicable filing requirements, except for the following late filings:

  •
  the Forms 4 reporting the sale of Company Common Stock to cover taxes at vesting by Dan Caruso, Matt Steinfort and Jack Waters filed on January 8, 2018; and

  •
  the Forms 4 reporting the vesting of RSUs by Dan Caruso, Matt Steinfort, Jack Waters, Cathy Morris, Nina Richardson, Don Gips, Linda Rottenberg, Steve Kaplan, Rick Connor and Emily White filed on July 5, 2018.

Stockholder Proposals

Proposals of stockholders intended to be presented at our 2019 Annual Meeting of Stockholders must be received by the Company by May 30, 2019 to be considered for inclusion in our proxy statement relating to such meeting. Proposals for inclusion in the proxy statement must comply with the Act, including Rule 14a-8.

A stockholder must notify the Company no earlier than the close of business on July 9, 2019 and no later than the close of business on August 8, 2019 of a proposal for the 2019 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy material (including director nominations) and must include with the notification the information required by the Company's bylaws, in order to be eligible for consideration at the 2019 Annual Meeting. In accordance with the Company's bylaws, any stockholder entitled to vote for directors at an annual meeting of the Company may nominate persons for election as directors. Any such notice shall also include the information regarding the stockholder making the nomination and the nominee required by the Company's bylaws.

69	2018 Proxy Statement

No Incorporation by Reference

In the Company's filings with the SEC, information is sometimes "incorporated by reference." This means that the Company is referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the "Audit Committee Report" and the "Compensation Committee Report" contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes the Company's website address. This website address is intended to provide inactive, textual references only. The information on the Company's website is not part of this proxy statement.

Other Matters

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

General Information

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the one-page notice regarding the Internet availability of proxy materials may have been sent to multiple stockholders in your household. You may have a separate copy of this document sent to you by contacting the Corporate Secretary, Zayo Group Holdings, Inc., 1821 30th Street, Unit A, Boulder, CO 80301, (303) 381-4683. If you prefer to receive separate copies of the one-page notice regarding the Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address.

Stockholders may obtain without charge a copy of our Annual Report on Form 10-K for the year ended June 30, 2018, including the financial statements and list of exhibits, by writing to the Corporate Secretary at the address stated above or by visiting www.proxyvote.com. Any exhibits listed in our Annual Report on Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits.

70	2018 Proxy Statement

EXHIBIT A

ZAYO GROUP HOLDINGS, INC.
Declassification Amendment

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ZAYO GROUP HOLDINGS, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Zayo Group Holdings, Inc. (the "Corporation"), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting subsection (a) of Section 5.2 of ARTICLE V thereof in its entirety and inserting the following in lieu thereof:

"(a) ~~The~~ Except as provided in this Section 5.2(a), the Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation) (the "Preferred Stock Directors")) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III~~. Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of this Section 5.2; Class II directors shall initially serve until the second annual meeting of stockholders following the effectiveness of this Section 5.2; and Class III directors shall initially serve until the third annual meeting of stockholders following the effectiveness of this Section 5.2. Commencing with the first annual meeting of stockholders following the effectiveness of this Section 5.2,~~, with the term of office of one class expiring at each annual meeting of stockholders (each annual meeting of stockholders, an "Annual Meeting"), and with directors of each class the term of which ~~shall then expire shall be~~expires at that Annual Meeting being elected ~~to hold office~~ for a ~~three-year~~ term expiring at the third Annual Meeting following election and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible. ~~The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment becoming effective as of the effectiveness of this Section 5.2.~~Notwithstanding the foregoing, at the 2019 Annual Meeting, the successors of the directors (other than Preferred Stock Directors) whose terms expire at that meeting shall be elected for a term expiring at the 2020 Annual Meeting; at the 2020 Annual Meeting, the successors of the directors (other than Preferred Stock Directors) whose terms expire at that meeting shall be elected for a term expiring at the 2021 Annual Meeting; and at each Annual Meeting commencing with the 2021 Annual Meeting, the directors (other than Preferred Stock Directors) shall be elected for terms expiring at the next succeeding Annual Meeting, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, or removal. Commencing with the 2021 Annual Meeting, the classification of the Board of Directors shall cease."

SECOND:    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting subsection (c) of Section 5.2 of ARTICLE V thereof in its entirety and inserting the following in lieu thereof:

"(c) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), any director, or the entire Board of Directors, may be removed from office at any time~~, but only for cause and only~~ by the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon."

A-1

THIRD:    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this          day of                      , 2018.

ZAYO GROUP HOLDINGS, INC.
By:
Name:
Title:

A-2

EXHIBIT B

ZAYO GROUP HOLDINGS, INC.
Supermajority Amendment

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ZAYO GROUP HOLDINGS, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Zayo Group Holdings, Inc. (the "Corporation"), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Section 9.1 of ARTICLE IX thereof in its entirety and inserting the following in lieu thereof:

"Section 9.1    Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation~~; provided, however, that except as otherwise provided in this Amended and Restated Certificate of Incorporation and in addition to any requirements of law, the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal, or adopt any provision inconsistent with, Section 4.3 (Preferred Stock), Section 5.1 (Number), Section 5.2 (Classification). Section 5.4(b) (Notice), Article VI (Stockholder Action), Article VII (Special Meetings of Stockholders), Article IX (Amendment), Article X (Liability of Directors), Article XI (Competition and Corporate Opportunities), or Article XII (DGCL Section 203 and Business Combinations) of this Amended and Restated Certificate of Incorporation~~."

SECOND:    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Section 9.2 of ARTICLE IX thereof in its entirety and inserting the following in lieu thereof:

"Section 9.2    Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and in addition to any requirements of law, the affirmative vote of at least ~~66 2/3~~50% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal the Bylaws of the Corporation."

THIRD:    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

B-1	2018 Proxy Statement

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this        day of                  , 2018.

ZAYO GROUP HOLDINGS, INC.
By:
Name:
Title:

B-2	2018 Proxy Statement

EXHIBIT C

ZAYO GROUP HOLDINGS, INC.
REIT Amendment

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ZAYO GROUP HOLDINGS, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Zayo Group Holdings, Inc. (the "Corporation"), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following new ARTICLE XIII immediately following subsection (k) of Section 12.3 of ARTICLE XII thereof:

"ARTICLE XIII
RESTRICTIONS ON OWNERSHIP AND TRANSFER OF SHARES

Section 13.1    Definitions.    For purposes of this Article XIII:

(a)   "Actual Owner" shall have the meaning set forth in Section 13.2(d)(1).

(b)   "Beneficial Owner" shall mean, with respect to any shares of Equity Stock, (i) any Person that owns such shares, whether directly or indirectly (including through a nominee), (ii) any Person that would be treated as the owner of such shares through the application of Section 544 of the Code, as modified by Section 856(h) of the Code, and (iii) any Person that would be considered a beneficial owner of such shares for purposes of Rule 13d-3 under the Exchange Act, provided, however, that in determining the number of shares Beneficially Owned by a Person, no share shall be counted more than once with respect to that Person. Whenever a Person Beneficially Owns Option Shares, then, whenever this Amended and Restated Certificate of Incorporation requires a determination of the percentage of outstanding shares of a class of Equity Stock Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be outstanding. The terms "Beneficial Ownership," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

(c)   "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(d)   "Charitable Beneficiary" shall mean one or more beneficiaries of a Charitable Trust as determined pursuant to Section 13.3(g), provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and 170(c)(2) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

(e)   "Charitable Trust" shall mean any trust provided for in Section 13.2(a)(2) and Section 13.3(a).

(f)    "Charitable Trustee" shall mean each Person, unaffiliated with the Corporation and any Prohibited Owner, that is a "United States person" within the meaning of Section 7701(a)(30) of the Code and that is appointed by the Corporation to serve as a trustee of a Charitable Trust as provided by Section 13.3(a).

(g)   "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder, all as from time to time in effect, or any successor law, regulations, and rulings, and

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any reference to any statutory, regulatory or ruling provision shall be deemed to be a reference to any successor statutory, regulatory or ruling provision.

(h)   "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including through a nominee), and shall include any interests that would be treated as owned actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

(i)    "Equity Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, the Common Stock or any series of the Preferred Stock.

(j)    "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by this Amended and Restated Certificate of Incorporation or by the Board of Directors pursuant to Section 13.2(f).

(k)   "Excepted Holder Limit" shall mean, provided that and only for so long as the affected Excepted Holder complies with all of the requirements (if any) established by the Board of Directors pursuant to Section 13.2(f), the percentage limit established by the Board of Directors pursuant to Section 13.2(f)(1) with respect to such Excepted Holder, which percentage will be subject to adjustment pursuant to Section 13.2(f)(5).

(l)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(m)  "Initial Date" shall mean the effective time of this Amended and Restated Certificate of Incorporation; provided, however, that following any Restriction Termination Date that corresponds to the preceding Initial Date, the term "Initial Date" thereafter shall mean the close of business on the first date of the Corporation's public disclosure that the Board of Directors has determined that (i) it is in the best interests of the Corporation and its stockholders to attempt to qualify or requalify for taxation as a REIT, (ii) compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Equity Stock set forth herein is advisable in order for the Corporation to qualify for taxation as a REIT, and (iii) that a Restriction Period has commenced.

(n)   "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Equity Stock, the last sale price for such shares of Equity Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares of Equity Stock, in either case as reported on the principal National Securities Exchange with respect to such shares of Equity Stock, or if such shares of Equity Stock are not listed or admitted to trading on a National Securities Exchange, the last sale price in the over-the-counter market, or if no trading price is available for such shares of Equity Stock, the fair market value of such shares of Equity Stock as determined in good faith by the Board of Directors.

(o)   "National Securities Exchange" shall mean a securities exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

(p)   "Non-Transfer Event" shall mean any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any shares of Equity Stock and any redemption of any shares of Equity Stock.

(q)   "Option Shares" shall mean shares of Equity Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option, the conversion of a convertible security or the exchange of an exchangeable security).

(r)    "Ownership Violation" shall have the meaning set forth in Section 13.2(a)(2).

(s)   "Person" shall mean an individual, corporation, firm, unincorporated organization, partnership, limited liability company, joint venture, estate, trust (inter vivos or testamentary, including any trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, estate of a deceased, insane or incompetent individual, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, bank, trust company, land trust, business trust, statutory trust, real estate investment trust, government or quasi-governmental authority, or agency or political subdivision thereof, or other entity and also

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includes a "group" as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Exchange Act, and a group to which an Excepted Holder Limit applies.

(t)   "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person that, but for the provisions of this Article XIII, would Beneficially Own or Constructively Own shares of Equity Stock in excess of the Stock Ownership Limit, or would beneficially own (determined under the principles of Section 856(a)(5) of the Code) shares of Equity Stock causing or increasing a violation of Section 13.2(a)(1)(v)); and in either case if appropriate in the context, shall also mean any Person that would have been the holder of record on the books of the Corporation or the Corporation's transfer agent of shares of Equity Stock that the Prohibited Owner would have so owned.

(u)   "REIT" shall mean a "real estate investment trust" within the meaning of Sections 856 through 860 of the Code.

(v)   "Restriction Period" shall mean a period commencing from and after an Initial Date and through and including its corresponding Restriction Termination Date. For the avoidance of doubt, (i) once a Restriction Period ceases upon a Restriction Termination Date, another Restriction Period may begin upon a subsequent Initial Date, and (ii) a Restriction Period may terminate for some, but not all, of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Equity Stock set forth herein if the Board of Directors determines that particular restrictions and limitations are obsoleted or superfluous in accordance herewith. The first Restriction Period for purposes of this Amended and Restated Certificate of Incorporation shall be from and after the effective time of this Amended and Restated Certificate of Incorporation through and including its corresponding Restriction Termination Date.

(w)  "Restriction Termination Date" shall mean the close of business on the first date (after the preceding Initial Date) of the Corporation's public disclosure that the Board of Directors has determined pursuant to Section 13.10 that (i) (a) it is no longer in the best interests of the Corporation and its stockholders to attempt to, or continue to, qualify for taxation as a REIT or (b) compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Equity Stock set forth herein is no longer determined to be advisable by the Board of Directors in order for the Corporation to qualify for taxation as a REIT, but, in either case, only with respect to such obsoleted or superfluous restrictions and limitations as determined by the Board, and (ii) that the applicable Restriction Period has ended.

(x)   "Stock Ownership Limit" shall mean not more than 9.8 percent (or such other amount designated by the Board of Directors pursuant to Section 13.2(g) in the aggregate or with respect to any class or series of Equity Stock) (i) in value of the aggregate of the outstanding shares of Equity Stock or (ii) in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of Equity Stock.

(y)   "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such action or cause any such event) that causes, or but for the provisions of this Article XIII would cause, any Person to acquire Beneficial Ownership or Constructive Ownership of shares of Equity Stock or the right to vote (other than revocable proxies or consents given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act) or receive distributions on shares of Equity Stock, including, without limitation, (i) any change in the capital structure of the Corporation which has the effect of increasing the total equity interest of any Person in the Corporation, (ii) a change in the relationship between two or more Persons which causes a change in Constructive Ownership of shares of Equity Stock by application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, (iii) the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire shares of Equity Stock, (iv) any disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock or any interest in shares of Equity Stock or any exercise of any such conversion or exchange right, and (v) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of shares of Equity Stock, in each case, whether voluntary or involuntary, whether owned of record or Beneficially Owned or Constructively Owned, and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

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Section 13.2    Restrictions on Ownership.

(a)    Ownership Limitations.    During any Restriction Period, subject to Section 13.5 and Section 13.2(f):

  (1)    Basic Restrictions:

      (i)  No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Stock Ownership Limit, and no Excepted Holder shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Excepted Holder Limit applicable to such Excepted Holder.

     (ii)  No individual (within the meaning of Section 542(a)(2) of the Code as modified by Section 856(h) of the Code) shall Beneficially Own shares of Equity Stock in excess of 9.8 percent in value of the aggregate outstanding shares of Equity Stock.

    (iii)  No Person shall Beneficially Own or Constructively Own shares of Equity Stock to the extent that such Beneficial Ownership or Constructive Ownership of Equity Stock would result in the Corporation failing to qualify for taxation as a REIT.

    (iv)  No Person shall Constructively Own shares of Equity Stock to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as "rents from real property" for purposes of Section 856(d) of the Code to fail to qualify as such.

     (v)  Notwithstanding any other provisions contained herein, but subject to Section 13.5, any Transfer of shares of Equity Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated interdealer quotation system) that, if effective, would result in the Equity Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Equity Stock.

The number and value of the outstanding shares of Equity Stock (or any class or series thereof) held or owned by any Person (including within the meaning of (A) Section 542(a)(2) of the Code as modified by Section 856(h) of the Code or (B) Section 856(d) of the Code) shall be determined by the Board of Directors, which determination shall be conclusive for all purposes.

  (2)    Transfer in Trust or Voided Transfer.    If any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated interdealer quotation system) or Non-Transfer Event occurs during any Restriction Period, which Transfer or Non-Transfer Event, if effective or otherwise, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in violation of Section 13.2(a)(1)(i), (ii), (iii) or (iv), as applicable (any such violation an "Ownership Violation"):

      (i)  then that number of shares of the Equity Stock, the Beneficial Ownership or Constructive Ownership (as applicable) of which otherwise would cause an Ownership Violation by such Person (rounded upward to the nearest whole share, and such excess shares, as so rounded, the "Excess Shares"), shall be automatically transferred to a Charitable Trust or Charitable Trusts for the benefit of a Charitable Beneficiary, pursuant to and in accordance with Section 13.3, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event, and such Person (or, if different, the direct or beneficial owner of such shares) shall acquire no rights in the Excess Shares or shall be divested of its rights in such Excess Shares, as applicable, and to the extent that, upon a transfer of shares of Equity Stock pursuant to this Section 13.2(a)(2)(i), a violation of any provision of Section 13.2(a)(1) would nonetheless be continuing, then shares of Equity Stock shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of Section 13.2(a)(1); or

     (ii)  if the transfer to the Charitable Trust or Charitable Trusts described in clause (i) of this sentence would not be effective for any reason to prevent an Ownership Violation, then the Transfer of that number of shares of Equity Stock (rounded upward to the nearest whole share) that otherwise would

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    cause an Ownership Violation by any Person shall be void ab initio, in which case the intended transferee shall acquire no rights in the Excess Shares.

In determining which shares of Equity Stock are to be transferred to a Charitable Trust in accordance with this Section 13.2(a)(2) and Section 13.3, shares shall be so transferred to a Charitable Trust in such manner that minimizes the aggregate value of the shares that are transferred to the Charitable Trust (except to the extent that the Board of Directors determines that the shares transferred to the Charitable Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 13.2(a)(2)), and to the extent not inconsistent therewith, on a pro rata basis.

  (3)    Cooperation.    The stockholder that would otherwise constitute a Prohibited Owner absent the application of the provisions of Section 13.2(a)(2) shall use best efforts and take all actions necessary or requested by the Corporation to cooperate with effecting the actions taken by the Board of Directors pursuant to Section 13.2(a)(2), including informing the Corporation where and by whom any Excess Shares may be held and instructing its agents to cooperate in the prompt implementation and effectuation of the actions so taken by the Board of Directors.

(b)    Remedies for Breach.    If the Board of Directors shall at any time determine that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 13.2(a)(1) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 13.2(a)(1) (whether or not such violation is intended), the Board of Directors is authorized to take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or the Corporation's transfer agent or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer in violation of Section 13.2(a)(1) (or Non-Transfer Event that results in a violation of Section 13.2(a)(1)) shall automatically result in the transfer to a Charitable Trust as described above, or, if applicable, shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

(c)    Notice of Restricted Transfer.    Any Person that acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Equity Stock that will or may violate Section 13.2(a)(1), or any Person that would have held or owned Excess Shares, shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, shall give at least 15 days prior written notice to the Corporation and provide to the Corporation such other information as the Corporation may request.

(d)    Owners Required to Provide Information.    During any Restriction Period:

  (1)   each Person that, at the time or times determined by the Corporation, is a Beneficial Owner or Constructive Owner of five percent or more (or such lower percentage as required by the Code as determined by the Corporation) of the outstanding shares of any class or series of Equity Stock shall give, within 30 days after the end of each taxable year and also within three business days after a request from the Corporation, written notice to the Corporation stating the name and address of such owner, the number of shares of each class and series of Equity Stock owned by it, and any other shares of Equity Stock Beneficially Owned and (if requested by the Corporation) Constructively Owned by it, and a description of the manner in which all such shares of Equity Stock are held; provided that a stockholder that holds shares of Equity Stock as nominee for another Person, which other Person is required to include in its gross income the distributions received on such shares (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of Equity Stock of such Actual Owner with respect to which the stockholder is the nominee; and

  (2)   each Person that is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) that is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide in writing to the Corporation such information as the Corporation may request in order to determine the Corporation's qualification for taxation as a REIT and the Corporation's

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  compliance with other applicable laws or requirements of any governmental authority and to comply with the requirements of any taxing authority or other governmental authority or to determine such compliance.

(e)    Ambiguity.    The Board of Directors shall have the power to determine the application of the provisions of this Section 13.2 and Section 13.3 and any definition contained in Section 13.1, including in the case of an ambiguity in the application of any of the provisions of this Section 13.2, Section 13.3, or any such definition, with respect to any situation based on the facts known to it. In the event this Section 13.2 or Section 13.3 requires an action by the Board of Directors and this Amended and Restated Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 13.1, 13.2 or 13.3.

(f)    Exceptions:

  (1)   Subject to Section 13.2(a)(1)(iii), the Board of Directors, in its sole discretion, may prospectively or retroactively exempt any Person from any of the ownership limitations set forth in Section 13.2(a)(1)(i) and establish, increase or (subject to Section 13.2(f)(5)) decrease an Excepted Holder Limit for such Person; may prospectively or retroactively waive the provisions of Section 13.2(a)(1)(ii) with respect to a Person; and/or may prospectively or retroactively waive the provisions of Section 13.2(a)(1)(iv) with respect to a Person if:

      (i)  such Person provides to the Board of Directors, for the benefit of the Corporation, such representations and undertakings, if any, as the Board of Directors may in its sole discretion determine to be necessary or advisable in order for it to make the determination that such Person's Beneficial Ownership or Constructive Ownership of such shares of Equity Stock in excess of the Stock Ownership Limit or in violation of the limitations imposed by Section 13.2(a)(1)(ii) or Section 13.2(a)(1)(iv), as applicable, will not now or in the future jeopardize the Corporation's ability to qualify for taxation as a REIT under the Code;

     (ii)  such Person acknowledges, if and to the extent determined advisable by the Board of Directors in its sole discretion, that any violation or attempted violation of any representations or undertakings provided for in Section 13.2(f)(1)(i) (or other action which is contrary to the restrictions contained in Section 13.2) will give rise to the application of the remedies set forth in Section 13.2(a)(2) and Section 13.2(b) with respect to shares of Equity Stock held in excess of the Stock Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Person.

  (2)   Prior to granting any exemption or waiver or creating any Excepted Holder Limit pursuant to Section 13.2(f)(1), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's qualification for taxation as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exemption or waiver or creating any Excepted Holder Limit.

  (3)   In determining whether to grant any exemption to a Person pursuant to Section 13.2(f)(1), the Board of Directors may, but need not, consider, among other factors, (i) the general reputation and moral character of such Person, (ii) whether such Person's ownership of shares of Equity Stock would be direct or through ownership attribution, (iii) whether such Person's ownership of shares of Equity Stock would interfere with the conduct of the Corporation's business, including the Corporation's ability to make additional investments, (iv) whether granting an exemption for such Person would adversely affect any of the Corporation's existing contractual arrangements or the execution of any of the Corporation's strategies or business policies, (v) whether such Person has been approved as an owner of the Corporation by all regulatory or other governmental authorities with jurisdiction over the Corporation, and (vi) whether such Person is attempting to change control of the Corporation or affect its policies in a way that the Board of Directors, in its sole discretion, considers adverse to the best interests of the Corporation or the stockholders of the Corporation. Nothing in this Section 13.2(f)(3) shall be interpreted to mean that the Board of Directors may not act in its sole discretion in making any determination under Section 13.2(f)(1).

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  (4)   Subject to Section 13.2(a)(1)(iii), an underwriter or placement agent (or Person acquiring securities for a similar purpose and function) that participates in a public offering, a private placement or a forward sale or distribution of shares of Equity Stock (or securities convertible into or exchangeable for shares of Equity Stock) may Beneficially Own or Constructively Own shares of Equity Stock (or securities convertible into or exchangeable for Equity Stock) in excess of the Stock Ownership Limit, but only to the extent necessary to facilitate such public offering, private placement or forward sale or distribution as determined by the Board of Directors.

  (5)   The Board of Directors may decrease the Excepted Holder Limit for an Excepted Holder only: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to less than the Stock Ownership Limit.

(g)    Increase or Decrease in Stock Ownership Limit.    Subject to Section 13.2(a)(1)(iii), the Board of Directors may from time to time increase the Stock Ownership Limit (or any portion thereof) for one or more Persons and decrease the Stock Ownership Limit (or any portion thereof) for some or all other Persons; provided, however, that, (i) any such decreased Stock Ownership Limit (or portion thereof) will not be effective for any Person whose ownership in Equity Stock is in excess of the decreased Stock Ownership Limit (or portion thereof) until such time as such Person's ownership in Equity Stock equals or falls below the decreased Stock Ownership Limit (or such decreased portion thereof), but any further Transfers of any Equity Stock resulting in such Person's Beneficial Ownership or Constructive Ownership thereof creating an increased excess over the decreased Stock Ownership Limit (or portion thereof) will be in violation of the decreased Stock Ownership Limit (or portion thereof); and (ii) any new Stock Ownership Limit (or portion thereof) would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) if five unrelated individuals were to Beneficially Own the five largest amounts of Equity Stock permitted to be Beneficially Owned under such new Stock Ownership Limit, taking into account clause (i) of this proviso permitting ownership in excess of the decreased Stock Ownership Limit (or portion thereof) in certain cases.

Section 13.3    Transfer of Equity Stock in Charitable Trust.

(a)    Ownership in Charitable Trust.    Upon any purported Transfer or Non-Transfer Event described in Section 13.2(a)(2) that results in a transfer of shares of Equity Stock to a Charitable Trust, such shares of Equity Stock shall be deemed to have been transferred to a Charitable Trustee as trustee of the Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in this Section 13.3). Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or Non-Transfer Event that results in the transfer to the Charitable Trust pursuant to Section 13.2(a)(2). Any Charitable Trustee shall be appointed by the Corporation and shall be a Person meeting the qualifications set forth in Section 13.1. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 13.3(g).

(b)    Status of Shares Held by a Charitable Trustee.    Shares of Equity Stock held in trust by a Charitable Trustee shall be issued and outstanding shares of Equity Stock of the Corporation. Except to the extent otherwise provided in this Section 13.3, the Prohibited Owner shall:

  (1)   have no rights in any shares of Equity Stock held in trust by the Charitable Trustee;

  (2)   not benefit economically from ownership of any shares of Equity Stock held in trust by the Charitable Trustee;

  (3)   have no rights to dividends or other distributions with respect to any shares of Equity Stock held in trust by the Charitable Trustee;

  (4)   not possess any rights to vote or other rights attributable to any shares of Equity Stock held in trust by the Charitable Trustee; and

  (5)   have no claim, cause of action or other recourse whatsoever against the purported transferor of any shares of Equity Stock held in trust by the Charitable Trustee.

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(c)    Ordinary Dividend and Voting Rights.    A Charitable Trustee shall have all voting rights and rights to ordinary dividends with respect to shares of Equity Stock held in trust by the Charitable Trustee, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in this Section 13.3). Any ordinary dividend paid with respect to any shares of Equity Stock which constituted Excess Shares at such time and prior to the discovery by the Corporation that the shares of Equity Stock have been transferred to a Charitable Trustee shall be paid by the Prohibited Owner to the Charitable Trustee upon demand and any ordinary dividend authorized but unpaid with respect to such shares of Equity Stock shall be paid when due to the Charitable Trustee. Any ordinary dividends so paid to a Charitable Trustee shall be held in trust for a Charitable Beneficiary, and shall be paid to the Charitable Beneficiary as soon as practicable. The Prohibited Owner shall have no voting rights with respect to shares of Equity Stock held in trust by the Charitable Trustee and, subject to the DGCL, effective as of the date that the shares of Equity Stock have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) to vote the shares, including the ability to revoke a proxy or ballot previously submitted by the Prohibited Owner, in accordance with the DGCL and the Bylaws of the Corporation, in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken corporate action, as determined by the Board of Directors, then a Charitable Trustee shall not have the voting rights with regard to such corporate action. Notwithstanding the provisions of this Article XIII, until the Corporation has received notification that shares of Equity Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders of the Corporation entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of stockholders of the Corporation.

(d)    Rights upon Liquidation.    Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of substantially all the assets of the Corporation, a Charitable Trustee shall be entitled to receive, ratably with each other holder of Equity Stock of the class or series of Equity Stock held in the Charitable Trust, that portion of the assets of the Corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of Equity Stock held in trust by the Charitable Trustee bears to the total number of shares of such class or series of Equity Stock then outstanding). A Charitable Trustee shall distribute any such assets received in respect of the Equity Stock held in trust by the Charitable Trustee in any liquidation, dissolution or winding up or distribution of the assets of the Corporation, in accordance with the principles of Section 13.3(e).

(e)    Extraordinary Distribution and Sale of Shares by a Charitable Trustee.    As soon as reasonably practicable after receiving notice from the Corporation that shares of Equity Stock have been transferred to the Charitable Trust (and no later than 20 days after receiving notice in the case of shares of Equity Stock that are listed or admitted to trading on any National Securities Exchange), a Charitable Trustee shall sell the shares of Equity Stock held in trust by the Charitable Trustee (together with the right to receive dividends or other distributions with respect to such shares) to a Person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 13.2(a)(1). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate. Upon any such sale or any receipt by a Charitable Trust of an extraordinary dividend or other extraordinary distribution, the Charitable Trustee shall distribute the net proceeds of the sale or extraordinary dividend or other extraordinary distribution to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 13.3(e). A Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to become Excess Shares (e.g., in the case of a gift, devise or other such transaction or in the case of a Non-Transfer Event), the Market Price of the shares on the day of the event causing the shares to become Excess Shares, in each case reduced by any amounts previously received by the Prohibited Owner pursuant to this Section 13.3(e) in connection with prior extraordinary dividends or other extraordinary distributions; and (ii) the proceeds received by the Charitable Trustee (net of any commissions and other expenses of the Charitable Trustee and the Corporation as provided in Section 13.3(i)) from the sale or other disposition of the shares of Equity Stock held in trust by the Charitable Trustee plus any extraordinary dividends or other extraordinary distributions received by the Charitable Trustee. A Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of ordinary dividends which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Charitable

C-8	2018 Proxy Statement

Trustee pursuant to Section 13.3(c). Any net sales proceeds plus any received dividends or other distributions (whether ordinary or extraordinary) in excess of the amount payable to the Prohibited Owner, less the costs, expenses and compensation of the Charitable Trustee and the Corporation as provided in Section 13.3(i), shall be promptly distributed to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Equity Stock have been transferred to a Charitable Trustee, such shares are sold by a Prohibited Owner (or extraordinary distributions received in respect thereof by a Prohibited Owner), then (i) such shares shall be deemed to have been sold (and such extraordinary distributions shall be deemed to have been received) on behalf of the Charitable Trust, and (ii) to the extent that the Prohibited Owner received an amount for (or an extraordinary distribution in respect of) such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 13.3(e), such excess shall be paid promptly to the Charitable Trustee upon demand and, when received, shall be promptly distributed to the Charitable Beneficiary.

(f)    Corporation's Purchase Right in Excess Shares.    Notwithstanding any transfer of Excess Shares to a Charitable Trust pursuant to this Article XIII, Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of, (i) the price per share in the transaction that resulted in such shares becoming Excess Shares (or, if the Prohibited Owner did not give value for such shares (e.g., in the case of a gift, devise or other such transaction or in the case of a Non-Transfer Event), the Market Price per share on the day of the event causing the shares to become Excess Shares), and (ii) the Market Price per share on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the shares held in trust by the Charitable Trustee pursuant to Section 13.3(e). Upon such a sale to the Corporation, if a Charitable Trust has been established pursuant to this Article XIII, the interest of the Charitable Beneficiary in the shares sold shall terminate, and the Charitable Trustee shall distribute the net proceeds of the sale in accordance with the principles of Section 13.3(e).

(g)    Designation of Charitable Beneficiaries.    By written notice to a Charitable Trustee, the Corporation shall designate or, from time to time, change one or more nonprofit organizations to be the Charitable Beneficiary of the interest in a Charitable Trust such that the shares of Equity Stock held in trust by a Charitable Trustee would not violate the restrictions set forth in Section 13.2(a)(1) in the hands of such Charitable Beneficiary. A Charitable Beneficiary shall not obtain any enforceable right to a Charitable Trust or any of its trust corpus until so designated and thereafter any such rights remain subject to the provisions of this Article XIII, including Section 13.3(h). Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint a Charitable Trustee before the automatic transfer provided for in Section 13.2(a)(2) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment. The Corporation may, in its sole discretion, designate a substitute or additional nonprofit organization meeting the requirements of this Section 13.3(g) as a Charitable Beneficiary at any time and for any or no reason. Any determination by the Board of Directors with respect to the application of this Article XIII shall be binding on each Charitable Beneficiary.

(h)    Retroactive Changes.    Notwithstanding any other provisions of this Article XIII, the Board of Directors is authorized and empowered to retroactively amend, alter or repeal any rights which a Charitable Trust, a Charitable Trustee or a Charitable Beneficiary may have under this Article XIII, including granting retroactive Excepted Holder status to any otherwise Prohibited Owner, with the effect of any transfer of Excess Shares to a Charitable Trust being fully and retroactively revoked; provided, however, that the Board of Directors shall not have the authority or power to retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to a Charitable Trustee pursuant to Section 13.3(i).

(i)    Costs, Expenses and Compensation of a Charitable Trustee and the Corporation.    A Charitable Trustee shall be indemnified by the Corporation or from the proceeds from the sale of shares of Equity Stock held in trust by the Charitable Trustee, as further provided in this Article XIII, for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations pursuant to this Article XIII. A Charitable Trustee shall be entitled to receive reasonable compensation for services provided by the Charitable Trustee in connection with serving as a Charitable Trustee, the amount and form of which shall be determined by agreement of the Board of Directors and the Charitable Trustee. Costs, expenses and compensation payable to a Charitable Trustee pursuant to this Section 13.3(i) may be funded from a Charitable Trust or by the Corporation. The Corporation shall be entitled to reimbursement on a first priority basis (after payment in full of amounts

C-9	2018 Proxy Statement

payable to a Charitable Trustee pursuant to this Section 13.3(i)) from a Charitable Trust for any such amounts funded by the Corporation. Costs and expenses incurred by the Corporation in the process of enforcing the ownership limitations set forth in Section 13.2(a)(1), in addition to reimbursement of costs, expenses and compensation of a Charitable Trustee which have been funded by the Corporation, may be collected from a Charitable Trust.

Section 13.4    Legend.    Each certificate for shares of Equity Stock, if certificated, shall bear a legend that conspicuously notes the restrictions on transferability and ownership of shares of Equity Stock contained herein. In the case of any shares of Equity Stock that are uncertificated, such restrictions will be contained in the notice or notices sent as required by applicable law.

Section 13.5    Settlement of Transactions on a National Securities Exchange.    Nothing in this Article XIII shall preclude the settlement of any transaction entered into through the facilities of a National Securities Exchange or any automated interdealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article XIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XIII.

Section 13.6    Authority and Enforcement.    The Board of Directors shall have all power and authority necessary or advisable to implement the provisions of this Article XIII. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XIII. Nothing contained in this Article XIII shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's qualification for taxation as a REIT.

Section 13.7    Non-Waiver.    No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 13.8    Enforceability.    If any of the restrictions on Transfer of shares of Equity Stock contained in this Article XIII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then, to the maximum extent permitted by law, the Prohibited Owner may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation or the Charitable Trustee in acquiring such shares of Equity Stock and to hold such shares of Equity Stock on behalf of the Corporation or the Charitable Trustee.

Section 13.9    Severability.    If any provision (or part thereof) of this Article XIII or any application of any such provision (or part thereof) is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

Section 13.10    Status as a REIT.    If the Corporation elects to qualify for federal income tax treatment as a REIT under Sections 856-860 of the Code, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the Corporation's qualification for taxation as a REIT. Notwithstanding the foregoing, if a majority of the Board of Directors then in office determines that it is no longer in the best interests of the Corporation and its stockholders to continue to have the Corporation qualify for taxation as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election. The Board of Directors may also determine in its sole judgment and discretion that compliance with any restrictions or limitations on stock ownership and transfers set forth in Article XIII is no longer advisable for REIT election and taxation.

Section 13.11    Facts Ascertainable.    The Secretary of the Corporation shall maintain a written record of (i) the Initial Date, (ii) the Restriction Termination Date, (iii) any restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Equity Stock set forth herein that the Board of Directors no longer determines to be advisable in order for the Corporation to qualify for taxation as a REIT, and (iv) the Stock Ownership Limit and, in each case, shall furnish such written record without cost to any stockholder who so requests."

SECOND:    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

C-10	2018 Proxy Statement

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this                       day of                          , 2018.

ZAYO GROUP HOLDINGS, INC.
By:
Name:
Title:

C-11	2018 Proxy Statement

EXHIBIT D

ZAYO GROUP HOLDINGS, INC.
Supermajority Bylaw Amendment

Amendment to Amended and Restated Bylaws
of Zayo Group Holdings, Inc.

FIRST:    The Amended and Restated Bylaws (the "Bylaws") of Zayo Group Holdings, Inc. (the "Corporation") are hereby amended by deleting Section 10.1 of ARTICLE X thereof in its entirety and inserting the following in lieu thereof:

  "Section 10.1    Amendments.    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, and in addition to any requirements of law, the affirmative vote of at least ~~66 2/3~~ 50% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal these Bylaws."

SECOND:    The foregoing amendment to the Bylaws was approved and adopted by the Board of Directors of the Corporation effective                          , 2018 and adopted by the stockholders of the Corporation effective November 6, 2018.

D-1	2018 Proxy Statement

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ZAYO GROUP HOLDINGS, INC. 1821 30TH STREET, UNIT A BOULDER, CO 80301 During The Meeting - Go to www.virtualshareholdermeeting.com/zayo2018 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E51320-P12800 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ZAYO GROUP HOLDINGS, INC. The Board of Directors recommends you vote FOR all of the following nominees: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Dan Caruso 02) Don Gips 03) Scott Drake For Against Abstain For Against Abstain The Board of Directors recommends you vote FOR the following proposals: 6. Approve the adoption of an amendment to the Current Certificate to impose certain stock ownership limitations and transfer restrictions in connection with the Company’s previously announced plan to consider conversion to a real estate investment trust; ! ! ! ! ! ! 2. Ratification of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2019; ! ! ! ! ! ! ! ! ! 7. Approve the adoption of an amendment to the Current Bylaws to eliminate the supermajority voting requirement for stockholder amendments to the Current Bylaws. 3. Approve, on an advisory basis, executive compensation as disclosed in the proxy statement; Approve the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Current Certificate") to phase out and eventually eliminate the classified structure of the Company's Board of Directors; Approve the adoption of an amendment to the Current Certificate to eliminate the supermajority voting requirement for amendments to the Current Certificate and for stockholder amendments to the Company's Amended and Restated Bylaws (the "Current Bylaws"); 4. Note: The proxy holders are authorized to vote, in accordance with their discretion, on all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934. ! ! ! 5. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 10-K Wrap are available at www.proxyvote.com. E51321-P12800 ZAYO GROUP HOLDINGS, INC. Annual Meeting of Stockholders November 6, 2018 7:30 AM MT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Matt Steinfort and John F. Waters Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ZAYO GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM MT on November 6, 2018, via the Internet at www.virtualshareholdermeeting.com/zayo2018, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matter is properly presented at the Annual Meeting of Stockholders or any adjournment or postponement thereof, this proxy will be voted in the named proxies' discretion on such matter. Continued and to be signed on reverse side